EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER



                                   dated as of



                                 August 17, 1999


                                      among


                                FOOD LION, INC.,


                               HANNAFORD BROS. CO.


                                       AND


                            FL ACQUISITION SUB, INC.




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
                                TABLE OF CONTENTS
                                                                                                                        PAGE
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   Article 1         The Merger...........................................................................................2

           Section 1.01        The Merger.................................................................................2

           Section 1.02        Articles of Incorporation..................................................................2

           Section 1.03        Bylaws.....................................................................................2

           Section 1.04        Directors and Officers.....................................................................2

   Article 2         Conversion of Securities.............................................................................3

           Section 2.01        Conversion of Securities...................................................................3

           Section 2.02        Surrender of Certificates..................................................................6

           Section 2.03        No Further Ownership Rights in Company Common Stock........................................8

           Section 2.04        Lost, Stolen or Destroyed Certificates.....................................................8

           Section 2.05        Withholding Rights.........................................................................8

           Section 2.06        Dissenting Shares..........................................................................9

           Section 2.07        Stock Option and Other Stock Plans.........................................................9

   Article 3         Representations and Warranties of Company...........................................................11

           Section 3.01        Organization and Power....................................................................11

           Section 3.02        Corporate Authorization...................................................................12

           Section 3.03        Governmental Authorization................................................................12

           Section 3.04        Non-Contravention.........................................................................13

           Section 3.05        Capitalization of Company.................................................................13

           Section 3.06        Capitalization of Subsidiaries............................................................14

           Section 3.07        SEC Filings...............................................................................14

           Section 3.08        Financial Statements......................................................................15

           Section 3.09        Disclosure Documents......................................................................15

           Section 3.10        Information Supplied......................................................................15

           Section 3.11        Absence of Certain Changes................................................................16

           Section 3.12        No Undisclosed Material Liabilities.......................................................17

           Section 3.13        Litigation................................................................................17

           Section 3.14        Taxes.....................................................................................18

           Section 3.15        Employee Benefit Plans; ERISA.............................................................19


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
                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                        PAGE

           Section 3.16        Compliance with Laws; No Default..........................................................21

           Section 3.17        No Default................................................................................21

           Section 3.18        Finders' Fees.............................................................................22

           Section 3.19        Environmental Matters.....................................................................22

           Section 3.20        Opinion of Financial Advisor..............................................................23

           Section 3.21        [Intentionally deleted]...................................................................23

           Section 3.22        Takeover Statutes.........................................................................23

           Section 3.23        Affiliates................................................................................23

           Section 3.24        Company's Articles of Incorporation.......................................................23

           Section 3.25        Company Rights Agreement..................................................................24

   Article 4         Representations and Warranties of Parent............................................................24

           Section 4.01        Organization and Power....................................................................24

           Section 4.02        Corporate Authorization...................................................................24

           Section 4.03        Governmental Authorization................................................................25

           Section 4.04        Non-Contravention.........................................................................25

           Section 4.05        Capitalization of Parent..................................................................25

           Section 4.06        Capitalization of Subsidiaries............................................................26

           Section 4.07        SEC Filings...............................................................................27

           Section 4.08        Financial Statements......................................................................27

           Section 4.09        Disclosure Documents......................................................................27

           Section 4.10        Information Supplied......................................................................28

           Section 4.11        Absence of Certain Changes................................................................28

           Section 4.12        No Undisclosed Material Liabilities.......................................................29

           Section 4.13        Litigation................................................................................29

           Section 4.14        Taxes.....................................................................................30

           Section 4.15        Employee Benefits, ERISA..................................................................30

           Section 4.16        Compliance with Laws......................................................................32

           Section 4.17        No Default................................................................................32

           Section 4.18        Finders' Fees.............................................................................32


                                       ii

                                 TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                        PAGE

           Section 4.19        Environmental Matters.....................................................................32

           Section 4.20        [Intentionally Deleted]...................................................................33

           Section 4.21        Takeover Statutes.........................................................................33

           Section 4.22        Affiliates................................................................................33

           Section 4.23        Merger Subsidiary.........................................................................33

           Section 4.24        Financing.................................................................................33

   Article 5         Covenants...........................................................................................34

           Section 5.01        Conduct of Company........................................................................34

           Section 5.02        Conduct of Parent.........................................................................36

           Section 5.03        Shareholder Meeting; Proxy Materials; Form S-4............................................38

           Section 5.04        Access to Information.....................................................................39

           Section 5.05        No Solicitation...........................................................................40

           Section 5.06        Notice of Certain Events..................................................................41

           Section 5.07        Reasonable Best Efforts...................................................................42

           Section 5.08        Cooperation...............................................................................43

           Section 5.09        Public Announcements......................................................................43

           Section 5.10        Further Assurances........................................................................44

           Section 5.11        Affiliates................................................................................44

           Section 5.12        Director and Officer Liability............................................................44

           Section 5.13        Obligations of Merger Subsidiary..........................................................45

           Section 5.14        Listing of Stock..........................................................................45

           Section 5.15        Antitakeover Statutes.....................................................................45

           Section 5.16        Parent Board..............................................................................45

           Section 5.17        Employee Benefits.........................................................................45

           Section 5.18        Stock Exchange Agreement..................................................................46

           Section 5.19        Definitive Financing Documents............................................................46

   Article 6         Conditions to the Merger............................................................................47

           Section 6.01        Conditions to the Obligations of Each Party...............................................47


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
                                 TABLE OF CONTENTS
                                   (CONTINUED)
                                                                                                                        PAGE

           Section 6.02        Conditions to the Obligations of Parent and Merger Subsidiary.............................47

           Section 6.03        Conditions to the Obligations of Company..................................................48

   Article 7         Termination.........................................................................................48

           Section 7.01        Termination...............................................................................48

           Section 7.02        Effect of Termination.....................................................................49

           Section 7.03        Payments..................................................................................50

   Article 8         Miscellaneous.......................................................................................50

           Section 8.01        Certain Definitions.......................................................................50

           Section 8.02        Notices...................................................................................51

           Section 8.03        Entire Agreement;Non-Survival of Representations and Warranties;
                                   Third Party Beneficiaries.............................................................51

           Section 8.04        Amendments; No Waivers....................................................................52

           Section 8.05        Successors and Assigns....................................................................52

           Section 8.06        Governing Law.............................................................................52

           Section 8.07        Jurisdiction..............................................................................52

           Section 8.08        Counterparts; Effectiveness...............................................................53

           Section 8.09        Interpretation............................................................................53

           Section 8.10        Severability..............................................................................53

           Section 8.11        Specific Performance......................................................................53

           Section 8.12        Joint and Several Liability...............................................................53

Schedules

Exhibit A                      Form of Company Voting Agreement
Exhibit B                      Stock Exchange Agreement
Exhibit C                      Registration Rights Agreement

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                                       iv

                          AGREEMENT AND PLAN OF MERGER

                     AGREEMENT AND PLAN OF MERGER, dated as of August 17, 1999, among FOOD LION, INC., a North Carolina corporation ("Parent"), HANNAFORD BROS. CO., a Maine corporation ("Company"), and FL ACQUISITION SUB, INC., a Maine corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

                     WHEREAS, the respective Boards of Directors of Parent and Company have approved, and deem it advisable and in the best interests of their respective shareholders to consummate, the merger of Merger Subsidiary with and into Company on the terms and conditions set forth herein;

                     WHEREAS, pursuant to the Merger, among other things, each issued and outstanding share of Company Common Stock, including Company Rights (each as defined in Section 2.01(a)), issued and outstanding immediately prior to the effective time, other than shares held directly by Parent or shares held by Dissenting Holders (as defined in Section 2.06) will be converted into the right to receive Merger Consideration (as defined in Section 2.02(b));

                     WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, Parent and certain stockholders of Company (the "Voting Stockholders") are entering into a voting agreement dated as of the date of this Agreement (the "Company Voting Agreement"), a form of which is attached hereto as Exhibit A, pursuant to which such stockholders agree to vote their shares of Company Common Stock (as hereinafter defined) in favor of the proposal to approve and adopt the Merger and this Agreement;

                     WHEREAS, simultaneously with the execution of this Agreement, Parent and the Voting Stockholders are entering into a Stock Exchange Agreement (the "Stock Exchange Agreement"), a form of which is attached hereto as Exhibit B, whereby the Voting Stockholders agree to sell shares of Company Common Stock to Parent in exchange for shares of Parent Common Stock (as defined herein) and cash as set forth therein, such transaction to be consummated immediately prior to the consummation of the Merger; and

                     WHEREAS, simultaneously with the execution of this Agreement, Parent and certain stockholders are entering into a Registration Rights Agreement, a form of which is attached hereto as Exhibit C, whereby Company has agreed to register the resale of the shares of Parent Common Stock that such stockholders will receive in connection with the Merger and the Stock Exchange Agreement.

                     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:

                                   Article 1

                                   The Merger

Section 1.01 The Merger. (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as hereinafter defined), Merger Subsidiary shall be merged (the "Merger") with and into Company in accordance with the Maine Business Corporation Act (the "Maine Law"), whereupon the separate existence of Merger Subsidiary shall cease, and Company shall continue as the surviving corporation (the "Surviving Corporation").

(a) Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date (the "Closing Date") which shall be the second business day after satisfaction or waiver of the conditions set forth in Article 6, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other time, date or place as agreed to in writing by the parties hereto.

(b) Upon the Closing, Company and Merger Subsidiary will file articles of merger, with an attached plan of merger in a form to be agreed upon by the parties in accordance with the terms of this Agreement, with the Secretary of State of the State of Maine and make all other filings or recordings required by the Maine Law in connection with the Merger. The Merger shall become effective at such time as the articles of merger are duly filed with the Secretary of State of the State of Maine or at such later time as is agreed by Parent and Company and specified in the articles of merger (the "Effective Time").

(c) The Merger shall have the effects set forth in Section 905 of the Maine Law.

Section 1.02 Articles of Incorporation. The articles of incorporation of Company shall be the articles of incorporation of the Surviving Corporation, except that, at the Effective Time, certain amendments thereto as agreed to by Parent and Company shall be effected in the articles of merger filed pursuant to
Section 1.01(c).

Section 1.03 Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

Section 1.04 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the Maine Law and the articles of incorporation and bylaws of the Surviving Corporation, (a) the directors of Merger Subsidiary at the Effective Time shall


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be the directors of the Surviving Corporation, and (b) the officers of Company at the Effective Time shall be the officers of the Surviving Corporation.

                                   Article 2

                            Conversion of Securities

Section 2.01 Conversion of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Parent, Merger Subsidiary or Company:

(a) Company Common Stock. Each share of common stock, par value $0.75 per share, of Company ("Company Common Stock"), including the associated right (the "Company Rights") to purchase shares of Series A Junior Participating Preferred Stock, no par value, of Company, pursuant to the terms of the Rights Agreement, dated as of December 16, 1997, between Company and Continental Stock Transfer and Trust Company (the "Company Rights Agreement"), issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock held directly by Parent, all of which shares shall be cancelled and extinguished, or shares held by Dissenting Holders (as defined in Section 2.06)) automatically will be converted into the right to receive, pursuant to the provisions of this Section 2.01:

(i) (A) $79.00 in cash, without interest (the "Per Share Cash Amount") or (B) the number of fully paid and non-assessable shares of Class A common stock ("Parent Common Stock"), of Parent equal to $79.00 divided by (i) the average of the per share last sales prices, regular way (rounded to 4 decimal points, the "Average Parent Price") of Parent as reported on the New York Stock Exchange, Inc. (the "NYSE") composite transactions reporting system as reported in the New York City edition of The Wall Street Journal, or, if not reported therein, another authoritative source) for the ten consecutive trading days (the "Average Period") prior to (but not including) the Closing Date or (ii) $ 9.00, whichever is higher (the "Exchange Ratio") or (C) a combination of cash and shares of Parent Common Stock, all as determined in accordance with this Section 2.01.

(ii) The aggregate number of shares of Company Common Stock to be converted into the right to receive cash in the Merger (the "Cash Election Number") shall be 27,316,686 shares plus 86% of any shares of Company Common Stock issued after the date hereof pursuant to the exercise of Company Stock Options outstanding at the date hereof. The remaining number of shares of Company Common Stock outstanding immediately prior to the Effective Time (the "Stock Election Number"), will be converted into the right to receive Parent Common Stock in the Merger.

(iii) Subject to the allocation and election procedures set forth in this
Section 2.01, each record holder of shares of Company Common Stock immediately prior to the Effective Time will be entitled in respect of each such share to


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(i) elect to receive cash for such share (a "Cash Election"), (ii) elect to receive Parent Common Stock for such share (a "Stock Election"), or (iii) indicate that such record holder has no preference as to the receipt of cash or Parent Common Stock for such share (a "Non-Election"). All such elections will be made on a form designated for that purpose (a "Form of Election").

(iv) If the aggregate number of shares covered by Cash Elections (the "Cash Election Shares") exceeds the Cash Election Number, all shares of Company Common Stock covered by Stock Elections (the "Stock Election Shares") and all shares of Company Common Stock covered by Non-Elections or as to which no election is made (the "Non-Election Shares") will be converted into the right to receive Parent Common Stock, and the Cash Election Shares (which, for the purposes of the calculation below, shall include Dissenting Shares, if any) will be converted into the right to receive cash and Parent Common Stock in the following manner:

                     Each Cash Election Share will be converted into the right to receive (A) an amount of cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction (the "Cash Fraction"), the numerator of which is the Cash Election Number and the denominator of which will be the total number of Cash Election Shares, and (B) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction equal to one minus the Cash Fraction.

(v) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares will be converted into the right to receive cash, and all Stock Election Shares will be converted into the right to receive Parent Common Stock and cash in the following manner:

                     Each Stock Election Share will be converted into the right to receive (A) an amount of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction (the "Stock Fraction"), the numerator of which will be the Stock Election Number and the denominator of which will be the total number of Stock Election Shares, and (B) an amount in cash, without interest, equal to the product of (x) the Per Share Cash Amount and (y) a fraction equal to one minus the Stock Fraction.

(vi) In the event that neither subparagraph (iv) or subparagraph (v) above is applicable, all Cash Election Shares will be converted into the right to receive cash, all Stock Election Shares will be converted into the right to receive Parent Common Stock, and all Non-Election Shares will be converted into the right to receive (A) an amount in cash equal to the product of (x) the Per Share Cash Amount and (y) a fraction, the numerator of which is the Cash Election


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
Number less the Cash Election Shares (which, for the purposes of this calculation, shall include Dissenting Shares, if any) and the denominator of which is the Non-Election Shares and (B) a number of shares of Parent Common Stock equal to the product of (x) the Exchange Ratio and (y) a fraction, the numerator of which is the Stock Election Number less the Stock Election Shares and the denominator of which is the Non-Election Shares.

(b)        Election Procedure.

(i) Parent and Company each will use its reasonable best efforts to cause a Form of Election to be mailed not less than thirty (30) days prior to the anticipated Effective Time to all holders of record of shares of Company Common Stock and to make the Form of Election available to all persons who become record holders of Company Common Stock subsequent to such time. Elections will be made by record holders of Company Common Stock by mailing to the Exchange Agent a Form of Election. Holders of record of shares of Company Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Stock Representative") may submit multiple Forms of Election, provided that such Stock Representative certifies that each such Form of Election covers all the shares of Company Common Stock held by each Stock Representative for a particular beneficial owner. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent. Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Exchange Agent) in such matters, if reasonably reached, will be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent will make all computations contemplated by this Section 2.01 and all such computations will be conclusive and binding on the holders of Company Common Stock.

(ii) For the purposes hereof, a record holder of Company Common Stock who does not submit a Form of Election that is received by the Exchange Agent prior to the Election Deadline (as defined herein) will be deemed to have made a Non-Election. If Parent or the Exchange Agent determine that any purported Cash Election or Stock Election was not properly made (and any such defect is not subsequently cured), such purported Cash Election or Stock Election will be deemed to be of no force and effect and the shareholder making such purported election will for purposes hereof be deemed to have made a Non-Election.

(iii) A Form of Election must be received by the Exchange Agent by the close of business on the last business day prior to the day during which the Effective Time occurs (the "Election Deadline") in order to be effective. All elections may be revoked by record holders submitting the Forms of Election if such revocation is in writing and received by the Exchange Agent prior to the Election Deadline.


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
(c) Cancellation of Certain Shares. Each share of Company Common Stock held in the treasury of Company or owned by Parent or Merger Subsidiary immediately prior to the Effective Time shall be cancelled and extinguished, and no consideration shall be delivered therefor.

(d) Capital Stock of Merger Subsidiary. Each share of Common Stock, $0.75 par value, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall automatically be converted into one validly issued, fully paid and non-assessable share of common stock, $0.75 par value, of the Surviving Corporation.

(e) Adjustment. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock occurring after the date hereof and having a record or effective date prior to the Effective Time.

(f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded down to the nearest whole cent), without interest thereon, equal to the product of (i) such fraction and (ii) the Closing Date Price.

For purposes hereof, the "Closing Date Price" of a share of Parent Common Stock shall be the closing sales price of a share of Parent Common Stock as reported on the NYSE for the trading day immediately prior to the day during which the Effective Time occurs.

Section 2.02         Surrender of Certificates.

(a) Exchange Agent. Parent shall select a bank or trust company reasonably acceptable to Company, which may be Parent's existing transfer agent, to act as the exchange agent (the "Exchange Agent") in the Merger.

(b) Parent to Provide Merger Consideration. At the Closing, Parent shall make available to the Exchange Agent for exchange in accordance with this Article 2 certificates for the shares of Parent Common Stock issuable, and cash payable, pursuant to Section 2.01(a) in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 2.01(f) and any dividends or distributions to which holders of shares of Company Common Stock may be entitled pursuant to Section 2.02(d). The shares of Parent Common Stock issuable pursuant to Section 2.01(a) and the cash payable pursuant to Sections 2.01(a) and (f) and Section 2.02(d) are referred to collectively as the "Merger Consideration."


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
(c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record as of the Effective Time a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive a pro rata portion of the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent shall reasonably specify) and
(ii) instructions for effecting the exchange of the Certificates for a pro rata portion of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a pro rata portion of the Merger Consideration in accordance with Section 2.01, and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, subject to Section 2.02(d) as to the payment of dividends, to evidence only the ownership of the number of full shares of Parent Common Stock and the aggregate Per Share Cash Amount into which the shares of Company Common Stock evidenced by such Certificate shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.01(f) and any dividends or distributions payable pursuant to Section 2.02(d).

(d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate, there shall be delivered to the record holder thereof, (i) a certificate representing whole shares of Parent Common Stock and the aggregate Per Share Cash Amount issuable and payable in exchange for such Certificate, without interest, (ii) payments of the amount of dividends or other distributions with a record date after the Effective Time then payable with respect to such whole shares of Parent Common Stock and (iii) cash in lieu of any fractional shares in accordance with Section 2.01(f).

(e) Transfers of Ownership. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered or if any other portion of the Merger Consideration is to be payable to a person other than the person to whom such Certificate is registered, it will be a condition of the issuance and payment thereof that the Certificate so surrendered will be properly endorsed, accompanied by any documents required to evidence and effect such transfer and otherwise be in proper form for transfer and that the person requesting such


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
exchange will have paid to Parent or any agent designated by it any applicable transfer taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name, or the payment of any other portion of the Merger Consideration to any person, other than that of the registered holder of the Certificate surrendered, or shall provide evidence that any applicable transfer taxes have been paid.

(f) No Liability. Notwithstanding anything to the contrary in this Section 2.02, none of the Exchange Agent, Parent, the Surviving Corporation nor any other party hereto shall be liable to any person in respect of any Merger Consideration for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(g) Termination of Exchange Agent. Any Merger Consideration made available to the Exchange Agent pursuant to Section 2.02(b) and not exchanged within twelve months after the Effective Time pursuant to this Section 2.02 shall be returned by the Exchange Agent to Parent, which shall thereafter act as Exchange Agent, and thereafter any holder of unsurrendered Certificates shall look as a general creditor only to Parent for payment of any funds to which such holder may be due, subject to applicable law.

Section 2.03 No Further Ownership Rights in Company Common Stock. The Merger Consideration issued and paid in exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article 2.

Section 2.04 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; provided, however, that Parent may, in its discretion and as a condition precedent to such delivery, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Section 2.05 Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled, or shall be entitled to cause the Exchange Agent, to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of a Tax law. To the extent that amounts are so withheld by the Surviving


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Corporation, Parent or the Exchange Agent, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect to which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

Section 2.06         Dissenting Shares.

(a) Notwithstanding any provision of this Agreement to the contrary, any issued and outstanding shares of Company Common Stock held by a person who has demanded appraisal of such shares in accordance with Section 909 of the Maine Law ("Dissenting Holder") and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive cash and/or Parent Common Stock pursuant to Section 2.01(a) but such Dissenting Holder thereof shall be entitled to only such rights in respect thereof as are granted by Section 909 of the Maine Law.

(b) Notwithstanding the provision of subsection (a) of this Section, if any Dissenting Holder who demands appraisal of his shares of Company Common Stock under the Maine Law shall effectively withdraw or lose his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such shares automatically shall be converted into and represent only the right to receive cash and/or Parent Common Stock as provided in Section 2.01(a), without interest thereon, upon surrender of the certificate or certificates representing such shares.

(c) Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Common Stock, withdrawals of such demands and any other related instruments served pursuant to the Maine Law received by Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Maine Law. Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent and Merger Subsidiary, settle or offer to settle any such demands.

Section 2.07         Stock Option and Other Stock Plans.

(a) As soon as practicable following the date of this Agreement, Parent and Company shall take such action with respect to Company's 1998 Stock Option Plan, Employee Stock Purchase Plan, 1988 Stock Plan and Stock Ownership Plan for Outside Directors (collectively, the "Company Option Plans") as may be required to effect the following provisions of this Section 2.07(a). At the Effective Time, each option to purchase shares of Company Common Stock pursuant to the Company Option Plans that is then outstanding, whether vested or unvested (each a "Company Stock Option"), shall be, at the option of each holder, to be made within 30 days of the receipt of the notices and election forms specified in subsection (b) below, (i) converted into the right to receive cash in an amount equal to the excess of the "blended value" of the Merger Consideration over the per share exercise price of the option multiplied by the number of shares subject to such option, (ii) assumed by Parent and converted into an immediately exercisable option (or a new substitute option shall be granted) (each, as so adjusted, an "Adjusted Option") to purchase the number of shares of Parent Common Stock (rounded up to the nearest whole share) equal to (x) the number of shares of Company Common Stock subject to such option multiplied by (y) the Exchange Ratio, at an exercise price per share of Parent Common Stock (rounded down to the nearest penny) equal to (A) the former exercise price per share of Company Common Stock under such option immediately prior to the Effective Time divided by (B) the Exchange Ratio or (iii) if the Average Parent Price is less than $9.00, assumed by Parent and converted into an Adjusted Option to purchase the number of shares of Parent Common Stock (rounded up to the nearest whole share) equal to (x) the number of shares of Company Common Stock subject to such option multiplied by (y) $79 divided by the Average Parent Price, at an exercise price per share of Parent Common Stock (rounded down to the nearest penny) equal to (A) the former exercise price per share of Company Common Stock under such option immediately prior to the Effective Time divided by (B) $79 divided by the Average Parent Price; provided, however, that any such exchanged Company Stock Option pursuant to this clause (iii) may not be exercised earlier than one year following the Effective Time; provided, further, however, that in the case of any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula in clauses (ii) and (iii) shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, the Adjusted Options shall be subject to the same terms and conditions as were applicable to the converted option immediately prior to the Effective Time. For purposes hereof, "blended value" means (x) divided by (y), with (x) being (i) the Cash Election Number multiplied by $79 plus (ii) the number of shares of Parent Common Stock issued in the Merger multiplied by the Average Parent Price, and (y) being the Cash Election Number plus the Stock Election Number.

(b) As soon as practicable after the Effective Time (but in no event more than 30 days thereafter), Parent shall deliver to the holders of Company Stock Options appropriate notices and election forms setting forth such holders' rights pursuant to the respective Company Option Plans and the agreements evidencing the grants of such Company Stock Options and stating that, to the extent the cash election is not exercised, such Company Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.07 after giving effect to the Merger). Parent shall comply with the terms of the Company Option Plans and ensure that the Company Stock Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time.

(c) Parent shall take such actions as are reasonably necessary for the assumption of the Company Option Plans pursuant to this Section 2.07, including the reservation, issuance and listing of Parent Common Stock as is necessary to effectuate the transactions contemplated by this Section 2.07. Parent shall prepare and file with the SEC (as hereinafter defined) a registration statement on Form S-8 or other appropriate form with respect to shares of Parent Common Stock subject to Adjusted Options issued under such Company Option Plans and shall use its reasonable best efforts to have such registration statement declared effective immediately following the Effective Time and to maintain the effectiveness of such registration statement or registration statements covering such Adjusted Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Adjusted Options remain outstanding.

                                   Article 3

                    Representations and Warranties of Company

Company represents and warrants to Parent that:

Section 3.01 Organization and Power. (a) Each of Company and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Company.

For purposes of this Agreement, a "Material Adverse Effect" with respect to Company or Parent, as the case may be, means a material adverse effect (i) on the financial condition, business, properties, or results of operations of such person and its Subsidiaries, taken as a whole, or (ii) on the ability of such person to perform its obligations under or to consummate the transactions contemplated by this Agreement, provided that none of the following shall constitute a Material Adverse Effect: (i) occurrences affecting Company's or Parent's or any of their respective Subsidiaries' businesses as a result of the announcement of the execution of this Agreement; (ii) general economic conditions; (iii) any changes generally affecting the industries in which Company and its Subsidiaries or Parent and its Subsidiaries operate; or (iv) changes in Company's business after the date hereof attributable solely to actions taken by Parent.

(a) Section 3.01 of the disclosure schedule delivered by Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") sets forth a complete list of Company's Subsidiaries that are "significant subsidiaries", as such term is defined in Section 1-02 of Regulation S-X under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "1934 Act") (each, a "Significant Subsidiary"). Company has heretofore delivered to Parent true and complete copies of Company's articles of incorporation and bylaws as currently in effect.

Section 3.02 Corporate Authorization. (a) The execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby are within Company's corporate powers and, except as set forth in the next succeeding sentence of this Section 3.02, have been duly authorized by all necessary corporate action. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote on this Agreement (the "Company Requisite Vote") is the only vote of any class or series of Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Company and constitutes a valid and binding agreement of Company, enforceable against Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law).

(a) The Board of Directors of Company (the "Company Board") has, by unanimous vote of those present, duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the transactions contemplated hereby, and taken all corporate actions required to be taken by the Company Board for the consummation of the transactions, including the Merger, contemplated hereby and has resolved to (i) deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, Company and its shareholders and (ii) recommend that the shareholders of Company approve and adopt this Agreement. The Company Board has directed that this Agreement be submitted to the shareholders of Company for their approval.

Section 3.03 Governmental Authorization. The execution, delivery and performance by Company of this Agreement, and the consummation by Company of the transactions contemplated hereby, require no action by or in respect of, or filing with, any federal, state or local government or any court, administrative agency or commission or other governmental agency or authority (a "Governmental Authority") other than: (a) the filing of articles of merger with respect to the Merger with the Secretary of State of the State of Maine and appropriate documents with the relevant authorities of other states in which Company is qualified to do business; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and similar state antitrust statutes; (c) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "1933 Act"); (d) compliance with any applicable requirements of the 1934 Act; (e) compliance with any other applicable securities laws; (f) those that may be required solely by reason of Parent's or Merger Subsidiary's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; (g) actions or filings which, if not taken or made, would not, individually or in the aggregate, have a Material Adverse Effect on Company; and (h) filings and notices not required to be made or given until after the Effective Time.

Section 3.04 Non-Contravention. Except as set forth on Section 3.04 of the Company Disclosure Schedule, the execution, delivery and performance by Company of this Agreement do not, and the consummation by Company of the transactions contemplated hereby will not: (a) assuming receipt of the approval of shareholders referred to in Section 3.02, contravene or conflict with the articles of incorporation, bylaws or similar organizational documents of Company or any of its Significant Subsidiaries; (b) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Company or its Subsidiaries; (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Company or any of its Subsidiaries or to a loss of any benefit to which Company or any of its Subsidiaries is entitled under any provision of any agreement, contract or other instrument binding upon Company or any of its Subsidiaries and which either has a term of more than one year or involves the payment or receipt of money in excess of $1,000,000 (a "Company Agreement") or any license, franchise, permit or other similar authorization held by Company or any of its Subsidiaries; or
(d) result in the creation or imposition of any Lien on any asset of Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Company. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

Section 3.05 Capitalization of Company. (a) The authorized capital stock of Company consists of 110,000,000 shares of Company Common Stock, 2,000,000 shares of preferred stock, no par value (the "Class A Serial Preferred Stock") and 28,000,000 shares of preferred stock, par value $.01 per share (the "Class B Serial Preferred Stock"). As of the close of business on August 16, 1999, 42,182,153 shares of Company Common Stock were issued and outstanding, 625,000 shares of Company Common Stock were reserved for issuance under Company's Employee Stock Purchase Plan, 200,000 shares of Company Common Stock were reserved for issuance under Company's 1998 Restricted Stock Plan (the "Restricted Stock Plan"), 2,487,981 shares of Company Common Stock were reserved for issuance pursuant to options previously granted pursuant to the Company Stock Option Plans and no shares of Class A Serial Preferred Stock or Class B Serial Preferred Stock were issued and outstanding. 2,000,000 shares of Series A Junior Participating Preferred Stock have been designated from the Class A Serial Preferred Stock and reserved for issuance pursuant to the Company Rights Agreement. All the outstanding shares of Company's capital stock are, and all shares which may be issued pursuant to the Company Stock Option Plans and the Restricted Stock Plan will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except (i) as set forth in this Section 3.05 or in Section 5.01 of the Company Disclosure Schedule, (ii) for the transactions contemplated by this Agreement, including those permitted in accordance with Section 5.01(f), (iii) for changes since August 16, 1999 resulting from the exercise of employee and director stock options outstanding on such date and (iv) for rights to purchase shares of Series A Junior Participating Preferred Stock issuable pursuant to the Company Rights Agreement, there are outstanding (x) no shares of capital stock or other voting securities of Company, (y) no securities of Company convertible into or exchangeable for shares of capital stock or voting securities of Company, and
(z) no options, warrants or other rights to acquire from Company, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of Company, obligating Company to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company or obligating Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (x), (y) and (z) being referred to collectively as the "Company Securities"). None of Company or its Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire any Company Securities or any Company Subsidiary Securities (as hereinafter defined), including as a result of the transactions contemplated by this Agreement.

(a) Except as set forth in Section 3.05 of the Company Disclosure Schedule, there are no voting trusts or other agreements or understandings to which Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of Company or any of its Subsidiaries.

Section 3.06 Capitalization of Subsidiaries. Except as set forth in Section 3.06 of the Company Disclosure Schedule, all of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of Company, is owned by Company, directly or indirectly, free and clear of any consensual Lien (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of Company, or (ii) options or other rights to acquire from Company or any of its Subsidiaries, and no other obligation of Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any Subsidiary of Company (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities").

Section 3.07 SEC Filings. (a) Company has filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since June 30, 1997 (the "Company SEC Documents").

(a) As of its filing date, each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document.

(b) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document.

Section 3.08 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Company included in Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999 and its Quarterly Report on Form 10-Q for the fiscal quarter ended July 3, 1999 (the "Company 10-Q") have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the unaudited interim financial statements). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of Company as of July 3, 1999 set forth in the Company 10-Q and "Company Balance Sheet Date" means July 3, 1999.

Section 3.09 Disclosure Documents. Insofar as the information contained therein relates solely to Company, neither the proxy statement of Company (the "Company Proxy Statement") to be filed with the SEC in connection with the Merger, nor any amendment or supplement thereto, will, at the date the Company Proxy Statement or any such amendment or supplement is first mailed to shareholders of Company or at the time such shareholders vote on the adoption and approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement will, when filed, comply as to form in all material respects with the requirements of the 1934 Act. No representation or warranty is made by Company in this Section 3.09 with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Subsidiary for inclusion or incorporation by reference in the Company Proxy Statement.

Section 3.10 Information Supplied. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Form S-4 (as hereinafter defined) or any amendment or supplement thereto will, at the time the Form S-4 or any such amendment or supplement becomes effective under the 1933 Act or at the Effective Time, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Section 3.11 Absence of Certain Changes. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as disclosed in Section
3.11 of the Company Disclosure Schedule, since July 3, 1999, Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

(a) any event, occurrence or development which, individually or in the aggregate, has had a Material Adverse Effect on Company;

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company, or any repurchase, redemption or other acquisition by Company or any of its Subsidiaries of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, Company or any of its Subsidiaries;

(c) any amendment of any term of any outstanding security of Company or any of its Subsidiaries that would materially increase the obligations of Company or such Subsidiary under such security;

(d) (x) any incurrence or assumption by Company or any of its Subsidiaries of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions that do not increase the aggregate commitments thereunder) (A) in the ordinary course of business consistent with past practice (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary course of business consistent with past practice) or (B) in connection with any acquisition or capital expenditure permitted by Section 5.01 or (y) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by Company or any of its Subsidiaries for the obligations of any other person (other than any wholly owned Subsidiary of Company), other than in the ordinary course of business consistent with past practice;

(e) any creation or assumption by Company or any of its Subsidiaries of any consensual Lien on any material asset of Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;

(f) any making of any loan, advance or capital contribution to or investment in any person by Company or any of its Subsidiaries other than (i) any acquisition permitted by Section 5.01, (ii) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of Company or (iii) loans or advances to employees of Company or any of its Subsidiaries made in the ordinary course of business consistent with past practice;

(g) (i) any contract or agreement entered into by Company or any of its Subsidiaries on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by Company or any of its Subsidiaries of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that, individually or in the aggregate, would have a Material Adverse Effect on Company, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

(h) any material change in any method of accounting or accounting principles or practice by Company or any of its Subsidiaries, except for any such change required by reason of a change in GAAP; or

(i) except for items permitted by Section 5.17, any (i) grant of any severance or termination pay to any director, officer or employee of Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of Company or any of its Subsidiaries other than, in the case of clause (iv) only, increases prior to the date hereof in compensation, bonus or other benefits payable to employees of Company or any of its Subsidiaries in the ordinary course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices.

Section 3.12 No Undisclosed Material Liabilities. There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by Company or any of its Subsidiaries since July 3, 1999, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

(a) liabilities or obligations disclosed or provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents filed prior to the date hereof;

(b) liabilities or obligations which, individually and in the aggregate, have not had and would not have a Material Adverse Effect on Company; or

(c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

Section 3.13 Litigation. Except as disclosed in the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Company, threatened against or affecting, Company or any of its Subsidiaries or any of their respective properties which, individually or in the aggregate, would have a Material Adverse Effect on Company.

Section 3.14 Taxes. Except as set forth on Section 3.14 of the Company Disclosure Schedule:

(a) Company and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Company or any of its Subsidiaries is or has been a member, has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all such material Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects;

(b) Company and each of its Subsidiaries has paid (or has had paid on its behalf) all Taxes shown due with respect to Tax Returns for periods ending prior to or as of the Effective Time;

(c) The federal income Tax Returns of Company have been examined and settled with the Internal Revenue Service (the "Service") (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1996;

(d) There are no material Liens or encumbrances for Taxes on any of the assets of Company or its Subsidiaries (other than for current Taxes not yet due and payable);

(e) Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes;

(f) None of Company or its Subsidiaries is a party to any tax allocation, tax sharing, tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to Taxes (including any adverse pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority), except among themselves;

(g) No federal, state, local or foreign audits or administrative proceedings are presently pending with regard to a material amount of Taxes or a material Tax Return of Company or its Subsidiaries and none of them has received a written notice or has any knowledge (including the knowledge of any employees responsible for Tax matters), of any proposed audit or proceeding;

(h) The Company Balance Sheet reflects an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods through the date of the Company Balance Sheet; and

(i) No payment which Company or its Subsidiaries is obligated to pay to any director, officer, employee or independent contractor pursuant to the terms of an employment agreement, severance agreement or otherwise will constitute an excess parachute payment as defined in Section 280G of the Code.

(j) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the Service or any other taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts, and any joint, several and/or transferee liabilities, attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

Section 3.15 Employee Benefit Plans; ERISA. (a) Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, there are no material employee benefit plans (including any plans for the benefit of directors or former directors), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with Company would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, or with respect to which Company or any of its Subsidiaries has or may have a liability (the "Company Benefit Plans"). Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule (or as otherwise permitted by this Agreement): (1) neither Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Company Benefit Plan or modify or change any existing Company Benefit Plan that would affect any employee or terminated employee of Company or any ERISA Affiliate; and (2) since July 3, 1999, there has been no change, amendment, modification to, or adoption of, any Company Benefit Plan, in each case, that has had, or would have, a Material Adverse Effect on Company. Company has provided, or has caused to be provided, to Parent (i) current, accurate and complete copies of all documents embodying each Company Benefit Plan, including all amendments thereto, written interpretations thereof and trust or funding agreements with respect thereto;

(ii) the two most recent annual actuarial valuations, if any, prepared for each Company Benefit Plan; (iii) the two most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA in connection with each Company Benefit Plan or related trust; (iv) a statement of alternative form of compliance pursuant to Department of Labor Regulation ss.2520.104-23, if any, filed for each Company Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA for a select group of management or highly compensated employees; (v) the most recent determination letter received from the IRS, if any, for each Company Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (vi) if the Company Benefit Plan is funded, the most recent annual and periodic accounting of such Company Benefit Plan assets; and (vii) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Benefit Plan.

(a) With respect to each Company Benefit Plan, except as disclosed in Section 3.15(b) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on Company: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred; (iv) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA has occurred; (v) as of the date of this Agreement, no lien imposed under the Code or ERISA exists; (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full; and
(vii) there are no actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of Company threatened (other than routine claims for benefits), against Company or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Company Benefit Plan.

(b) None of the Company Benefit Plans has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code, whether or not waived.

(c) Except as disclosed in Section 3.15(d) of the Company Disclosure Schedule, neither Company nor any ERISA Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) that has not been satisfied in full except as, individually or in the aggregate, would not have a Material Adverse Effect on Company or that has not been reflected on Company's consolidated financial statements.

(d) With respect to each Company Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), except as specifically disclosed in Section 3.15(e) of the Company Disclosure Schedule, no such plan provides medical or death benefits with respect to current or former employees of Company or any of its Subsidiaries beyond their termination of employment, other than as may be required under Part 6 of Title I of ERISA and at the expense of the participant or the participant's beneficiary and except as would not, individually or in the aggregate, have a Material Adverse Effect on Company.

(e) Except with respect to payments under the Agreements and programs specified in Section 3.15(f) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Company Benefit Plan.

(f) Except as disclosed in Section 3.15(a) of the Company Disclosure Schedule, there is no Company Benefit Plan that is a "multiemployer plan", as such term is defined in Section 3(37) of ERISA, or which is covered by Section 4063 or 4064 of ERISA.

(g) Section 3.15(h) of the Company Disclosure Schedule identifies each collective bargaining agreement to which Company or any of its Significant Subsidiaries is a party and copies of each such agreement have been furnished to or made available to Parent. Except as set forth on Section 3.15(h) of the Company Disclosure Schedule, or except as would not, individually or in the aggregate, have a Material Adverse Effect on Company, (i) there is no labor strike, slowdown or work stoppage or lockout against Company or any of its Significant Subsidiaries and (ii) there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board. As of the date of this Agreement, there is no representation, claim or petition pending before the National Labor Relations Board and, to the knowledge of Company, no material concerted effort relating to representation exists with respect to the employees of Company or any of its Significant Subsidiaries.

Section 3.16 Compliance with Laws; No Default. Neither Company nor any of its Subsidiaries is in violation of any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license or other authorization or approval of any Governmental Authority applicable to its business or operations, except for violations and failures to comply that have not had and would not, individually or in the aggregate, result in a Material Adverse Effect on Company.

Section 3.17 No Default. Each Company Agreement is a valid, binding and enforceable obligation of Company and in full force and effect, except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on Company. None of Company or any of its Subsidiaries is in default or violation of any term, condition or provision of (i) its respective articles of incorporation or by-laws or similar organizational documents or (ii) except as disclosed in Section 3.17 of the Company Disclosure Schedule, any Company Agreement, except, in the case of clause (i) (with respect to organizational documents that are partnership, joint venture or similar documents) and (ii), for defaults or violations that, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Company. Company has all permits and licenses necessary to carry on the business conducted by it as of the date hereof, except where the failure to have such permit or license would not, individually or in the aggregate, have a Material Adverse Effect on Company.

Section 3.18 Finders' Fees. Except for Morgan Stanley & Co. Incorporated, a copy of whose engagement agreement has been provided to Parent, no investment banker, broker, finder, other intermediary or other person is entitled to any fee or commission from Company or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

Section 3.19 Environmental Matters. (a) Except as disclosed in the Company SEC Documents filed prior to the date hereof, to the knowledge of Company:

(i) no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any person or Governmental Authority against, Company or any of its Subsidiaries with respect to any matters relating to or arising out of any Environmental Law which, individually or in the aggregate, would have a Material Adverse Effect on Company;

(ii) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or, to the knowledge of Company, previously owned, leased or operated by Company or any of its Subsidiaries, or any adjacent properties, which circumstance, individually or in the aggregate, would have a Material Adverse Effect on Company; and

(iii) there are no Environmental Liabilities that, individually or in the aggregate, have had or would have a Material Adverse Effect on Company.

(b) For purposes of this Section, the following terms shall have the meanings set forth below:

(i) "Company" and its "Subsidiaries" shall include any entity which is, in whole or in part, a predecessor of Company or any of its Subsidiaries;

(ii) "Environmental Laws" means any and all federal, state, local and foreign law (including common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit, or governmental restrictions or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials;

(iii) "Environmental Liabilities" means any and all liabilities of or relating to Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, which (A) arise under or relate to matters covered by Environmental Laws and (B) arise from actions occurring or conditions existing on or prior to the Effective Time; and

(iv) "Hazardous Substances" means any pollutant, contaminant, waste or chemical or any toxic, radioactive, corrosive, reactive or otherwise hazardous substance, waste or material, or any substance having any constituent elements displaying any of the foregoing characteristics, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, or any substance, waste or material regulated under any Environmental Laws.

Section 3.20 Opinion of Financial Advisor. Company has received the opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of shares of Company Common Stock in connection with the Merger is fair to such holders from a financial point of view.

Section 3.21         [Intentionally deleted]

Section 3.22 Takeover Statutes. The Company Board has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement, and the transactions contemplated by this Agreement, the shareholder voting requirements of Section 611-A of the Maine Law, assuming however that neither Parent nor Merger Subsidiary has ever been a beneficial owner of 25% or more of the outstanding voting stock of Company within the meaning of Section 611-A. To the best of Company's knowledge, no other "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each, a "Takeover Statute") applicable to Company or any of its Subsidiaries is applicable to the Merger or the other transactions contemplated hereby. The stock purchase requirements of Section 910 of the Maine Law will not be applicable to Parent or Merger Subsidiary so long as neither corporation acquires (other than by reason of the Merger) voting power over 25% or more of the outstanding voting stock of Company (or becomes a member of a group that has such voting power).

Section 3.23 Affiliates. Section 3.23 of the Company Disclosure Schedule sets forth each person who, as of the date hereof, is, to the best of Company's knowledge, deemed to be an Affiliate of Company.

Section 3.24 Company's Articles of Incorporation. The provisions of Company's Articles of Incorporation regarding transactions with controlling persons will not, prior to the termination of this Agreement, apply to this Agreement, the Merger or to the transactions contemplated hereby.

Section 3.25 Company Rights Agreement. Prior hereto, Company has delivered to Parent a true and complete copy of the Company Rights Agreement in effect on the date hereof, and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a "Distribution Date" as defined in the Company Rights Agreement or the triggering of any other right or entitlement of the Company's shareholders under the Company Rights Agreement.

                                   Article 4

                    Representations and Warranties of Parent

Parent represents and warrants to Company that:

Section 4.01 Organization and Power. (a) Each of Parent and its Subsidiaries is a corporation, partnership or other entity duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

(a) Section 4.01 of the disclosure schedule delivered by Parent to Company prior to the execution of the Agreement (the "Parent Disclosure Schedule") sets forth a complete list of Parent's Significant Subsidiaries. Parent has delivered to Company true and complete copies of Parent's and Merger Subsidiary's articles of incorporation and bylaws as currently in effect.

Section 4.02 Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action, including by resolution of the Board of Directors of Parent. No vote of any class or series of Parent's capital stock is necessary in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Merger Subsidiary and constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary, as applicable, in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding at equity or at law). The shares of Parent Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

Section 4.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby, require no action, by or in respect of, or filing with, any Governmental Authority other than: (a) the filing of articles of merger with respect to the Merger with the Secretary of State of the State of Maine and appropriate documents with the relevant authorities of other states in which Merger Subsidiary is qualified to do business; (b) compliance with any applicable requirements of the HSR Act and similar state antitrust statutes; (c) compliance with any applicable requirements of the 1933 Act; (d) compliance with any applicable requirements of the 1934 Act; (e) compliance with any other applicable securities laws; (f) those that may be required solely by reason of Company's (as opposed to any other third party's) participation in the transactions contemplated by this Agreement; (g) actions or filings which, if not taken or made, would not, individually or in the aggregate, have a Material Adverse Effect on Parent; and
(h) filings and notices not required to be made or given until after the Effective Time.

Section 4.04 Non-Contravention. Except as set forth on Section 4.04 of the Parent Disclosure Schedule, the execution, delivery and performance by Parent and Merger Subsidiary of this Agreement do not, and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby will not: (a) contravene or conflict with the articles of incorporation, bylaws or similar organizational documents of Parent or any of its Subsidiaries; (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or Merger Subsidiary; (c) constitute a default (or an event which with notice, the lapse of time or both would become a default) under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or Merger Subsidiary or to a loss of any benefit to which Parent or Merger Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Parent or Merger Subsidiary and which either has a term of more than one year or involves the payment or receipt of money in excess of $1,000,000 (a "Parent Agreement") or any license, franchise, permit or other similar authorization held by Parent or Merger Subsidiary; or (d) result in the creation or imposition of any Lien on any asset of Parent or Merger Subsidiary, except for such contraventions, conflicts or violations referred to in clause
(b) or defaults, rights of termination, cancellation or acceleration, losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

Section 4.05 Capitalization of Parent. (a) The authorized capital stock of Parent consists of 1,500,000,000 shares of Parent Common Stock and 1,500,000,000 shares of Class B common stock, par value $0.50 per share ("Parent Class B Common Stock"), and no shares of preferred stock. As of the close of business on August 16, 1999, 239,853,031 shares of Parent Common Stock are issued and outstanding, 4,048,781 shares of Parent Common Stock are reserved for additional grants under option and other stock-based plans and 4,083, 203 shares of Parent Common Stock are reserved for issuance pursuant to options previously granted pursuant to Parent option plans. As of the close of business on August 16, 1999, 225,922,064 shares of Parent Class B Common Stock are issued and outstanding, no shares are reserved for additional grants under option and other stock-based plans and no shares of Parent Class B Common Stock are reserved for issuance pursuant to options previously granted pursuant to Parent option plans. All the outstanding shares of Parent's capital stock are, and all shares which may be issued pursuant to Parent option plans will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in this Section 4.05, except for the transactions contemplated by this Agreement (including those permitted in Section 5.02(d)), and except for changes since August 16, 1999 resulting from the exercise of employee and director stock options outstanding on such date, as of the date hereof, there are outstanding (x) no shares of capital stock or other voting securities of Parent, (y) no securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, and
(z) no options, warrants or other rights to acquire from Parent, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of Parent, obligating Parent to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent or obligating Parent to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses (x), (y) and (z) being referred to collectively as the "Parent Securities"). None of Parent or its Subsidiaries has any contractual obligation to redeem, repurchase or otherwise acquire any Parent Securities or any Parent Subsidiary Securities, including as a result of the transactions contemplated by this Agreement.

(a) Except as set forth in Section 4.05 of the Parent Disclosure Schedule, there are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock of Parent or any of its Subsidiaries.

Section 4.06 Capitalization of Subsidiaries. Except as set forth in Section 4.06 of the Parent Disclosure Schedule, all of the outstanding shares of capital stock of, or other ownership interests in, each Subsidiary of Parent, is owned by Parent, directly or indirectly, free and clear of any consensual Lien (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries, or (ii) options or other rights to acquire from Parent or any of its Subsidiaries, and no other obligation of Parent or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for, any capital stock, voting securities or ownership interests in, any of its Subsidiaries (the items in clauses (i) and (ii) being referred to collectively as the "Parent Subsidiary Securities").

Section 4.07 SEC Filings. (a) Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since June 30, 1997 (the "Parent SEC Documents").

(a) As of its filing date, each Parent SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such registration statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such statements have been modified or superseded by a later filed Parent SEC Document.

Section 4.08 Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in Parent's Annual Report on Form 10-K for the fiscal year ended January 2, 1999 (the "Parent 10-K") and its Quarterly Report on Form 10-Q for the fiscal quarter ended June 19, 1999 (the "Parent 10-Q") have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of the unaudited interim financial statements). For purposes of this Agreement, "Parent Balance Sheet" means the consolidated balance sheet of Parent as of June 19, 1999 set forth in the Parent 10-Q and "Parent Balance Sheet Date" means June 19, 1999.

Section 4.09 Disclosure Documents. (a) The Registration Statement on Form S-4 of Parent (the "Form S-4") to be filed under the 1933 Act relating to the issuance of Parent Common Stock in the Merger required to be filed with the SEC in connection with the issuance of shares of Parent Common Stock pursuant to the Merger and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 4.09(b), comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act.

(a) Insofar as the information contained therein relates solely to Parent, neither the Form S-4 nor any amendment or supplement thereto will at the time it becomes effective under the 1933 Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by Parent in this Section 4.09 with respect to statements made or incorporated by reference therein based on information supplied by Company for inclusion or incorporation by reference in any Parent Disclosure Document.

Section 4.10 Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Company Proxy Statement or any amendment or supplement thereto will, at the date the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of Company and at the time such shareholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.11 Absence of Certain Changes. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement or as disclosed in Section
4.11 of the Parent Disclosure Schedule, since June 19, 1999, Parent and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

(a) any event, occurrence or development which, individually or in the aggregate, has had or would have a Material Adverse Effect on Parent;

(b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent (other than payment of Parent' regular quarterly cash dividend on Parent Common Stock) or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any amount of outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent or any of its Subsidiaries;

(c) any amendment of any term of any outstanding security of Parent or any of its Subsidiaries that would materially increase the obligations of Parent or such Subsidiary under such security;

(d) (x) any incurrence or assumption by Parent or any of its Subsidiaries of any indebtedness for borrowed money other than under existing credit facilities (or any renewals, replacements or extensions thereof that do not materially increase the commitments thereunder except to the extent of the amount required to refinance any indebtedness for borrowed money of Parent and its Subsidiaries as of the Closing Date) (A) in the ordinary course of business consistent with past practices (it being understood that any indebtedness incurred prior to the date hereof in respect of capital expenditures shall be considered to have been in the ordinary course of business consistent with past practice) or (B) in connection with any acquisition or capital expenditure permitted by Section 5.02, or (y) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by Parent or any of its Subsidiaries for the obligations of any other person (other than any Subsidiary of Parent), other than in the ordinary course of business consistent with past practice or in connection with obligations of Parent and its Subsidiaries assumed at the Effective Time;

(e) any creation or assumption by Parent or any of its Subsidiaries of any consensual Lien on any material asset of Parent or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;

(f) any making of any loan, advance or capital contribution to or material investment in any person by Parent or any of its Subsidiaries other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries of Parent or (ii) loans or advances to employees of Parent or any of its Subsidiaries made in the ordinary course of business consistent with past practice;

(g) (i) any contract or agreement entered into by Parent or any of its Subsidiaries on or prior to the date hereof relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by Parent or any of its Subsidiaries of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payable payee) that, individually or in the aggregate, would have a Material Adverse Effect on Parent, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements in the ordinary course of business consistent with past practice and those contemplated by this Agreement; or

(h) any material change in any method of accounting or accounting principles or practice by Parent or any of its Subsidiaries, except for any such change required by reason of a change in GAAP.

Section 4.12 No Undisclosed Material Liabilities. There have been no liabilities or obligations (whether pursuant to contracts or otherwise) of any kind whatsoever incurred by Parent or any of its Subsidiaries since June 19, 1999, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

(a) liabilities or obligations (i) disclosed or provided for in the Parent Balance Sheet or in the notes thereto, (ii) disclosed in the Parent SEC Documents filed prior to the date hereof or (iii) disclosed in Section 4.12 of the Parent Disclosure Schedule;

(b) liabilities or obligations which, individually and in the aggregate, have not had and would not have a Material Adverse Effect on Parent; or

(c) liabilities or obligations under this Agreement or incurred in connection with the transactions contemplated hereby.

Section 4.13 Litigation. Except as disclosed in the Parent SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Parent, threatened against or affecting,

Parent or any of its Subsidiaries or any of their respective properties which, individually or in the aggregate, would have a Material Adverse Effect on Parent.

Section 4.14 Taxes. Except as set forth on Section 4.14 of the Parent Disclosure
Schedule:

(a) Parent and each of its Subsidiaries, and each affiliated group (within the meaning of Section 1504 of the Code) of which Parent or any of its Subsidiaries is or has been a member, has timely filed (or has had timely filed on its behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by it prior to or as of the Effective Time, and all such material Tax Returns are, or will be at the time of filing, true, correct and complete in all material respects;

(b) Parent and each of its Subsidiaries has paid (or has had paid on its behalf) all Taxes shown due with respect to Tax Returns for periods ending prior to or as of the Effective Time;

(c) The federal income Tax Returns of Parent have been examined by and settled with the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1994;

(d) There are no material Liens or encumbrances for Taxes on any of the assets of Parent or its Subsidiaries (other than for current Taxes not yet due and payable);

(e) Parent and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes;

(f) None of Parent or its Subsidiaries is a party to any tax allocation, tax sharing, tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to Taxes (including any adverse pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority), except among themselves;

(g) No federal, state, local or foreign audits or administrative proceedings are presently pending with regard to a material amount of Taxes or a material Tax Return of Parent or its Subsidiaries and none of them has received a written notice or has any knowledge (including the knowledge of any employee responsible for Tax matters) of any proposed audit or proceeding; and

(h) The Parent Balance Sheet reflects an adequate reserve for all Taxes payable by Parent and its Subsidiaries for all taxable periods through the date of the Parent Balance Sheet.

Section 4.15 Employee Benefits, ERISA. (a) Except as set forth in Section 4.15 of the Parent Disclosure Schedule, there are no material employee benefit plans

(including any plans for the benefit of directors or former directors), arrangements, practices, contracts or agreements (including employment agreements and severance agreements, incentive compensation, bonus, stock option, stock appreciation rights and stock purchase plans) of any type (including plans described in Section 3(3) of ERISA), maintained by Parent, any of its Subsidiaries or any ERISA Affiliate, that together with Parent would be deemed a "controlled group" within the meaning of Section 4001(a)(14) of ERISA, or with respect to which Parent or any of its Subsidiaries has or may have a liability (the "Parent Benefit Plans"). Since June 19,1999, there has been no change, amendment, modification to, or adoption of, any Parent Benefit Plan, in each case, that has had, or would have, a Material Adverse Effect on Parent.

(a) With respect to each Parent Benefit Plan, except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent: (i) if intended to qualify under Section 401(a), 401(k) or 403(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code; (ii) such plan has been administered in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred; (iv) no non-exempt prohibited transaction within the meaning of Section 406 of ERISA has occurred; (v) as of the date of this Agreement, no Lien imposed under the Code or ERISA exists; (vi) all contributions and premiums due (including any extensions for such contributions and premiums) have been made in full; and
(vii) there are no actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of Parent threatened (other than routine claims for benefits), against Parent or any ERISA Affiliate or any administrator, trustee or other fiduciary of any Parent Benefit Plan.

(b) None of the Parent Benefit Plans has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code, whether or not waived.

(c) Neither Parent nor any ERISA Affiliate has incurred any liability under Title IV of ERISA (including Sections 4063-4064 and 4069 of ERISA) that has not been satisfied in full except as, individually or in the aggregate, would not have a Material Adverse Effect on Parent or that has not been reflected on Parent's consolidated financial statements.

(d) With respect to each Parent Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of Parent or any of its Subsidiaries beyond their termination of employment, other than as may be required under Part 6 of Title I of ERISA and at the expense of the participant or the participant's beneficiary and except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

(e) The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay or any tax "gross-up" payments with respect to the imposition of any tax pursuant to Section 4999 of the Code or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual with respect to any Parent Benefit Plan.

(f) There is no Parent Benefit Plan that is a "multiemployer plan", as such term is defined in Section 3(37) of ERISA, or which is covered by Section 4063 or 4064 of ERISA.

(g) Neither Parent nor any of its Significant Subsidiaries is a party to any collective bargaining agreement. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (i) there is no labor strike, slowdown or work stoppage or lockout against Parent or any of its Significant Subsidiaries and (ii) there is no unfair labor practice charge or complaint against or pending before the National Labor Relations Board. As of the date of this Agreement, there is no representation claim or petition pending before the National Labor Relations Board and, to the knowledge of Parent, no material concerted effort relating to representation exists with respect to the employees of Parent or any of its Significant Subsidiaries.

Section 4.16 Compliance with Laws. Neither Parent nor any of its Subsidiaries is in violation of any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license or other authorization or approval of any Governmental Authority applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, result in a Material Adverse Effect on Parent.

Section 4.17 No Default. Each Parent Agreement is a valid, binding and enforceable obligation of Parent and in full force and effect, except where the failure to be valid, binding and enforceable and in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect on Parent. None of Parent or any of its Subsidiaries is in default or violation of any term, condition or provision of (i) its respective articles of incorporation or by-laws or similar organizational documents or (ii) any Parent Agreement, except, in the case of clauses (i) (with respect to organizational documents that are partnership, joint venture or similar documents) and (ii), for defaults or violations that, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Parent. Parent has all permits and licenses necessary to carry on the business conducted by it as of the date hereof, except where the failure to have such permit or license would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

Section 4.18 Finders' Fees. Except for JP Morgan & Co. Incorporated, a copy of whose engagement agreement has been provided to Company, no investment banker, broker, finder, other intermediary or other person is entitled to any fee or commission from Parent or any of its Subsidiaries upon consummation of the transactions contemplated by this Agreement.

Section 4.19 Environmental Matters. (a) Except as set forth in the Parent 10-K, to the knowledge of Parent:

(i) no notice, notification, demand, request for information, citation, summons or order has been received by, no complaint has been filed against, no penalty has been assessed against, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Parent or any of its Subsidiaries, is threatened by any person or Governmental Authority, against Parent or any of its Subsidiaries with respect to any matters relating to or arising out of any Environmental Law which, individually or in the aggregate, would have a Material Adverse Effect on Parent;

(ii) no Hazardous Substance has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or, to the knowledge of Parent, previously owned, leased or operated by Parent or any of its Subsidiaries, or any adjacent properties, which circumstance, individually or in the aggregate, would have a Material Adverse Effect on Parent; and

(iii) to the knowledge of Parent, there are no Environmental Liabilities that, individually or in the aggregate, have had or would have a Material Adverse Effect on Parent.

(b) For purposes of this Section, capitalized terms used shall have the meanings assigned to them in Section 3.19(b), except that in all cases the word "Parent" shall be substituted for the word "Company".

Section 4.20         [Intentionally Deleted]

Section 4.21 Takeover Statutes. To the best of Parent's knowledge, no Takeover Statute applicable to Parent or any of its Subsidiaries, is applicable to the Merger or the other transactions contemplated hereby. Neither Parent nor Merger Subsidiary has ever been a beneficial owner of 25% or more of the outstanding Company Common Stock, within the meaning of Section 611-A of the Maine Law.

Section 4.22 Affiliates. Section 4.22 of the Parent Disclosure Schedule sets forth each person who, as of the date hereof, is, to the best of Parent's knowledge, deemed to be an Affiliate of Parent.

Section 4.23 Merger Subsidiary. Merger Subsidiary is a newly-formed direct wholly-owned Subsidiary of Parent that has engaged in no business activities other than as specifically contemplated by this Agreement.

Section 4.24 Financing. Parent has, as of the date hereof, and will have as of the Effective Time, sufficient funds to make the cash payments required pursuant to this Agreement. Parent has delivered to Company true, complete and correct copies of the commitment letter of J.P. Morgan Securities Inc. and Morgan Guaranty Trust Company of New York dated the date hereof to provide Parent with the debt financing necessary to enable Parent to consummate the transactions contemplated hereby (the "Commitment Letter"). Parent agrees to promptly notify

Company if at any time prior to the Closing Date it no longer believes in good faith that it will be able to obtain financing substantially on the terms described in the Commitment Letter.


                                   Article 5

                                   Covenants

Section 5.01 Conduct of Company. Company covenants and agrees that, from the date hereof until the Effective Time, except as expressly provided otherwise in this Agreement, including Sections 3.11 and 5.01 of the Company Disclosure Schedule hereto, or as reasonably necessary for Company to fulfill its obligations hereunder, Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with customers, suppliers, creditors and business partners and shall use their reasonable efforts to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time, without the prior written approval of Parent (which approval shall not be unreasonably withheld):

(a) Company will not adopt or propose any change in its articles of incorporation or any material change in its bylaws, other than changes effected to facilitate the Merger;

(b) Company will not, and will not permit any of its Subsidiaries to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Company or any of its Subsidiaries (other than a liquidation or dissolution of any Subsidiary or a merger or consolidation between wholly owned Subsidiaries);

(c) Company will not, and will not permit any of its Subsidiaries to, make any investment in or acquisition of any business of any person or any material amount of assets (other than inventory), except for (i) acquisitions for cash not to exceed $1,000,000 per acquisition and $10,000,000 in the aggregate for all acquisitions and (ii) without duplication, any capital expenditure permitted by Section 5.01(j);

(d) Company will not, and will not permit any of its Subsidiaries to, sell, lease, license, close, shut down or otherwise dispose of any assets (other than inventory), except (i) pursuant to existing contracts or commitments listed on
Section 5.01 of the Company Disclosure Schedule or (ii) sales, leases, licenses, closings, shutdowns or other dispositions of assets in the ordinary course of business consistent with past practice;

(e) Company will not, and will not permit any of its Subsidiaries to, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than (i) cash dividends payable by Company in an aggregate amount not in excess of $.165 per share per calendar quarter and (ii) dividends paid by any wholly owned Subsidiary of Company to

Company or any other Subsidiary of Company;

(f) Company will not, and will not permit any of its Subsidiaries to, issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Company or its Subsidiaries, other than (i) issuances pursuant to the exercise of stock-based awards or options (including under the plans described in Section 3.05(a)) outstanding on the date hereof, (ii) issuances by any Subsidiary of Company to Company or any other Subsidiary of Company and (iii) shares of Common Stock issuable pursuant to options granted to newly hired management level employees in accordance with Company's past practice;

(g) Company will not, and will not permit any of its Subsidiaries to, redeem, purchase or otherwise acquire directly or indirectly any of Company's capital stock;

(h) Company will not, and will not permit any of its Subsidiaries to, move the location, close, shut down or otherwise eliminate Company's headquarters or distribution centers or effect a general staff reduction at such headquarters or distribution centers;

(i) Except in connection with investments or acquisitions permitted by Section 5.01(c) or investments or acquisitions in the ordinary course of business consistent with past practice, Company will not, and will not permit any of its Subsidiaries to, (i) enter into (or commit to enter into) any new lease (except pursuant to commitments for such lease entered into as of the date hereof) or
(ii) purchase or acquire or enter into any agreement to purchase or acquire any real estate (except pursuant to commitments existing as of the date hereof);

(j) Company will not, and will not permit any of its Subsidiaries to, make or commit to make any capital expenditure (including for store remodelings, store signage and information systems) except for individual capital expenditure projects or items not exceeding $1,000,000 per project or item or $10,000,000 in the aggregate for all projects and items and those projects or items committed to or budgeted for prior to the date of this Agreement (all of which projects and items are set forth in Section 5.01(j) of the Company Disclosure Schedule);

(k) Company will not, and will not permit any of its Subsidiaries to, change any tax election, change any annual tax accounting period, change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver (other than a reasonable extension or waiver) of the limitations period applicable to any Tax claim or assessment, if any such action in this clause (k) would have the effect of materially increasing the aggregate Tax liability or materially reducing the aggregate tax assets of Company and its Subsidiaries, taken as a whole;

(l) Company will not, and will not permit any of its Subsidiaries to, increase the compensation or benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice (which increases shall not exceed, on an annual basis, 6% in the aggregate for all directors, officers and employees) or as required under applicable law or existing agreement or commitment;

(m) Company will not, and will not permit any of its Subsidiaries to, accelerate any income, postpone any expense or reverse any reserve, except on a basis consistent with past practice or as otherwise required by law;

(n) Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing; and

(o) Company will not, and will not permit any of its Subsidiaries to, take or agree or commit to take any action that would make any representation and warranty of Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

Section 5.02 Conduct of Parent. From the date hereof until the Effective Time, except as expressly provided otherwise in this Agreement, including Section 5.02 of the Parent Disclosure Schedule or as reasonably necessary for Parent to fulfill its obligations hereunder, Parent and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with customers, suppliers, creditors and business partners and shall use their reasonable efforts to keep available the services of their present officers and employees. Without limiting the generality of the foregoing but subject to the preceding sentence, from the date hereof until the Effective Time, without the prior written approval of Company (which approval shall not be unreasonably withheld):

(a) Parent will not adopt or propose any material change in its articles of incorporation or any material change in its bylaws;

(b) Parent will not, and will not permit any of its Subsidiaries to, (i) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of Parent or any of its Subsidiaries (other than a liquidation or dissolution of any wholly owned Subsidiary or a merger or consolidation between wholly owned Subsidiaries) or (ii) make any material acquisition of the business of any person (other than a wholly owned Subsidiary);

(c) Parent will not, and will not permit any of its Subsidiaries to, make any investment in or acquisition of any business of any person or any material amount of assets (other than inventory), except for (i) acquisitions not to exceed $100,000,000 in the aggregate for all acquisitions and (ii) without duplication, any capital expenditure permitted by Section 5.02(j);

(d) Parent will not, and will not permit any of its Subsidiaries to, sell, lease, license, close, shut down or otherwise dispose of any assets (other than inventory) in an amount that would be material to Parent and its Subsidiaries, taken as a whole, except (i) pursuant to existing contracts or commitments or
(ii) sales, leases, licenses, closings, shutdowns or other dispositions of assets in the ordinary course of business consistent with past practice;

(e) Parent will not, and will not permit any of its Subsidiaries to, issue, sell, transfer, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Parent or its Subsidiaries, other than (x) issuances by any Subsidiary of Parent to Parent or any other Subsidiary of Parent, (y) issuances pursuant to the exercise of stock-based awards or options, including under the plans described in Section 4.05(a), outstanding on the date hereof or granted as contemplated in clause (z) below, and (z) any grant of options or other stock based awards in respect of Parent Common Stock to employees or directors of Parent or any of its Subsidiaries that could result in the issuance of not more than 125% of the aggregate amount of shares of Parent Common Stock issuable under all grants of options or other stock based awards during the fiscal year ended January 2, 1999;

(f) Parent will not, and will not permit any of its Subsidiaries to, declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than (i) cash dividends payable by Parent in an aggregate amount not in excess of $0.0504 per share per calendar quarter, and (ii) dividends paid by any Subsidiary of Parent to Parent or any other Subsidiary of Parent;

(g) Parent will not, and will not permit any of its Subsidiaries to, redeem, purchase or otherwise acquire directly or indirectly any of Parent's capital stock;

(h) Parent will not, and will not permit any of its Subsidiaries to, move the location, close, shut down or otherwise eliminate Parent's headquarters or distribution centers or effect a general staff reduction at such headquarters or distribution centers;

(i) except in connection with investments or acquisitions permitted by Section 5.02(c) or investments or acquisitions in the ordinary course of business consistent with past practice, Parent will not, and will not permit any of its Subsidiaries to, (i) enter into (or commit to enter into) any new lease (except pursuant to commitments for such lease entered into as of the date hereof) or
(ii) purchase or acquire or enter into any agreement to purchase or acquire any real estate (except pursuant to commitments existing as of the date hereof);

(j) Parent will not, and will not permit any of its Subsidiaries to, make or commit to make any capital expenditure (including for store remodelings, store signage and information systems) except for individual capital expenditure projects or items not exceeding $15,000,000 per project or item or $100,000,000 in the aggregate for all projects and items and those projects or items committed to or budgeted for prior to the date of this Agreement (all of which projects and items are set forth in Section 5.02(j) of the Parent Disclosure Schedule);

(k) Parent will not, and will not permit any of its Subsidiaries to, change any tax election, change any annual tax accounting period, change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver (other than a reasonable extension or waiver) of the limitations period applicable to any Tax claim or assessment, if any such action in this clause (l) would have the effect of materially increasing the aggregate Tax liability or materially reducing the aggregate tax assets of Parent and its Subsidiaries, taken as a whole;

(l) Parent will not, and will not permit any of its Subsidiaries to, increase the compensation or benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice or as required under applicable law or existing agreement or commitment;

(m) Parent will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing; and

(n) Parent will not, and will not permit any of its Subsidiaries to take or agree or commit to take any action that would make any representation and warranty of Parent hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time.

Section 5.03 Shareholder Meeting; Proxy Materials; Form S-4.

(a) Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable (subject to the receipt of all necessary approvals and subject to the other transactions contemplated by this Agreement) after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement (the "Company Shareholder Approval"). Except as provided in the next sentence, the Company Board shall recommend approval and adoption of this Agreement by Company's shareholders. The Company Board shall be permitted to (i) not recommend to Company's shareholders that they give the Company Shareholder Approval or (ii) withdraw or modify in a manner adverse to Parent its recommendation to Company's shareholders that they give the Company Shareholder Approval, only if and to the extent that the Company Board, upon receipt of a Superior Proposal (as hereinafter defined), and after consultation with and based upon the advice of independent legal counsel, by a majority vote determines in its good faith judgment that such action is necessary for the Company Board to comply with its fiduciary duties to Company's shareholders under applicable law. In connection with the Company Shareholder Meeting, Company will (x) promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (y) use its reasonable best efforts, subject to the immediately preceding sentence, to obtain the Company Shareholder Approval and (z) otherwise comply with all legal requirements applicable to such meetings.

(b) Parent shall promptly prepare and file with the SEC the Form S-4 with respect to the Parent Common Stock issuable in connection with the Merger and take any action required to be taken in connection with such issuance of Parent Common Stock. Subject to the terms and conditions of this Agreement, Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the 1933 Act as promptly as practicable after the Form S-4 is filed.

(c) Company and Parent shall each use their reasonable best efforts to cause to be delivered to each other letters from their respective independent accountants, dated a date within two business days before the effective date of the Form S-4, in form reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

Section 5.04 Access to Information. (a) To the extent permitted by applicable law, from the date hereof until the Effective Time, Company will give Parent, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Company and its Subsidiaries, will furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct Company's employees, auditors, counsel and financial advisors to cooperate with Parent in its investigation of the business of Company and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Company to Parent hereunder. The foregoing information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter agreement executed by Parent and Company as to confidentiality and other matters (the "Parent Confidentiality Agreement").

(a) To the extent permitted by applicable law, from the date hereof until the Effective Time, Parent will give Company, its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to the offices, properties, books and records of Parent and its Subsidiaries, will furnish to Company, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and will instruct Parent's employees, auditors, counsel and financial advisors to cooperate with Company in its investigation of the business of Parent and its Subsidiaries; provided that no investigation pursuant to this Section shall affect any representation or warranty given by Parent to Company hereunder. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letter agreement executed by Company and Parent as to confidentiality and other matters (the "Company Confidentiality Agreement").

Section 5.05 No Solicitation. From the date hereof until the termination hereof, Company will not and will cause its Subsidiaries and the officers, directors, employees, investment bankers, consultants and other agents of Company and its Subsidiaries not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal or any inquiry with respect thereto or engage in discussions or negotiations with any person with respect thereto, or disclose any non-public information relating to Company or any of its Subsidiaries or afford access to the properties, books or records of Company or any of its Subsidiaries to, any person that has made any Acquisition Proposal; provided that nothing contained in this Section 5.05 shall prevent Company from furnishing non-public information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide Acquisition Proposal received from such person that the Company Board determines in good faith is reasonably likely to lead to a Superior Proposal, so long as prior to furnishing non-public information to, or entering into discussions or negotiations with, such person, Company receives from such person an executed confidentiality agreement with terms no less favorable to Company than those contained in the Parent Confidentiality Agreement; provided, further that nothing contained in this Agreement shall prevent the Company Board from complying with Rule 14e-2 or 14d-9 under the 1934 Act with regard to an Acquisition Proposal. Company will promptly notify (which notice shall be provided orally and in writing and shall identify the person making such Acquisition Proposal and set forth the material terms thereof) Parent, within 24 hours after receipt of any Acquisition Proposal or any request for nonpublic information relating to Company or any of its Subsidiaries or for access to the properties, books or records of Company or any of its Subsidiaries by any person that may be considering making, or has made, an Acquisition Proposal if Company is prepared to provide such person with access to such nonpublic information or properties, books or records. Company shall give Parent two business days' advance notice (which notice shall include the terms and conditions of such proposal with respect to an Acquisition Proposal) of any definitive agreement providing for an Acquisition Proposal to be entered into with any person or entity making any such inquiry, offer or proposal. Company shall not be permitted to terminate this Agreement pursuant to Section 7.01(d)(1) unless it shall have satisfied the obligations of this Section 5.05 and prior to any such termination, Company shall, and shall cause its financial and legal advisors to, during the two business day period referenced in the preceding sentence, negotiate in good faith with Parent to make such adjustments in the terms and conditions of this Agreement as would enable Company to proceed with the transactions contemplated herein. Company will, and will cause the other persons listed in the first sentence of this Section 5.05 to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any Acquisition Proposal. Subject to compliance with their fiduciary duties, as determined in good faith by the Company Board, and subject to the exceptions set forth in this
Section 5.05, the Company Board shall not authorize Company to waive any standstill or confidentiality provisions contained in agreements to which Company is a party or to which Company is subject, other than the Parent Confidentiality Agreement.

For purposes of this Agreement, "Acquisition Proposal" means any bona fide inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of more than 25% of the aggregate assets of Company and its Subsidiaries, taken as a whole, or more than 25% of the voting power of the shares of Company Common Stock then outstanding or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement or the Stock Exchange Agreement. For purposes of this Agreement, "Superior Proposal" means any bona fide Acquisition Proposal on terms that the Company Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to Company's shareholders than this Agreement and the Merger taken as a whole, and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Company Board.

Section 5.06 Notice of Certain Events. (a) Company and Parent shall promptly notify each other of:

(i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iii) any notice of, or other communications relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement, under any Company Agreement.

(b) Company shall promptly notify Parent of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Company or any of its Subsidiaries which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13 or which relate to the consummation of the transactions contemplated by this Agreement.

(c) Parent shall promptly notify Company of any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting Parent or any Subsidiary of Parent which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.13 or which relate to the consummation of the transactions contemplated by this Agreement.

Section 5.07 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Merger and the other transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions reasonably necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

(a) Each of Parent and Company shall, in connection with the efforts referenced in Section 5.07(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law (as defined below), use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other person, give the other party the opportunity to attend and participate in such meetings and conferences. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(b) In furtherance and not in limitation of the covenants of the parties contained in Sections 5.07(a) and (b), each of Parent and Company shall use its reasonable best efforts to resolve such objections if any, as may be asserted with respect to the transactions contemplated hereby under any Antitrust Law. In


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
connection with the foregoing, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Parent and Company shall cooperate in all respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.07 shall limit a party's right to terminate this Agreement pursuant to Section 7.01(b)(i) or 7.01(c) so long as such party has up to then complied in all material respects with its obligations under this
Section 5.07.

(c) If any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law, each of Parent and Company shall use its reasonable best efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such Antitrust Law so as to permit consummation of the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of Parent and Company (and, to the extent required by any Governmental Authority, its respective Subsidiaries and Affiliates over which it exercises control) shall be required to enter into a settlement, undertaking, consent decree, stipulation or other agreement (each, a "Settlement") with a Governmental Authority regarding antitrust matters in connection with the transactions contemplated by this Agreement, including, without limitation, any Settlement that requires Parent and/or Surviving Corporation to hold separate (including by establishing a trust or otherwise) or to sell or otherwise dispose of stores of Parent (and its Subsidiaries) and/or Surviving Corporation (and its Subsidiaries).

Section 5.08 Cooperation. Without limiting the generality of Section 5.07, Parent and Company shall together, or pursuant to an allocation of responsibility to be agreed between them, coordinate and cooperate (i) in connection with the preparation of the Company Proxy Statement and the Form S-4,
(ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, and (iii) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Form S-4 and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 5.09 Public Announcements. So long as this Agreement is in effect, Parent and Company will consult with each other before issuing any press release or making any SEC filing or other public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law, will not issue any such press release or make any such SEC filing or other public statement prior to such consultation and providing the other party with a reasonable opportunity to comment thereon.

Section 5.10 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.11 Affiliates. Prior to the Closing Date, Company shall cause to be delivered to Parent a letter identifying, to the best of Company's knowledge, all persons who are, at the time of the Company Shareholder Meeting described in
Section 5.03(a), deemed to be "affiliates" of Company for purposes of Rule 145 under the 1933 Act (the "1933 Act Affiliates"). Company shall use its reasonable best efforts to cause each person who is so identified as a 1933 Act Affiliate to deliver to Parent on or prior to the Closing Date a letter agreement substantially in the form of Exhibit B-2 to this Agreement.

Section 5.12 Director and Officer Liability. Parent agrees that at all times after the Effective Time, it shall, or shall cause the Surviving Corporation and its Subsidiaries to indemnify each person who is now, or has been at any time prior to the date hereof, an employee, agent, director or officer of Company or of any of its Subsidiaries, its successors and assigns (individually an "Indemnified Party" and collectively the "Indemnified Parties"), with respect to any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense (including reasonable fees and expenses of legal counsel), against any Indemnified Party in his or her capacity as an employee, agent, officer or director of Company or its Subsidiaries, whenever asserted or claimed, based in whole or in part on, or arising in whole or in part out of, any facts or circumstances occurring at or prior to the Effective Time whether commenced, asserted or claimed before or after the Effective Time, including liability arising under the 1933 Act, the 1934 Act or state law. In the event of any claim, liability, loss, damage, judgment, fine, penalty, amount paid in settlement or compromise, cost or expense described in the preceding sentence, Parent shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties promptly after statements are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred.

Parent shall, or shall cause the Surviving Corporation to, maintain in effect for not less than six years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Company and its Subsidiaries on the date hereof (provided that Parent may substitute therefor policies with reputable and financially sound carriers having at least the same coverage and amounts thereof and containing terms and conditions which are no less advantageous to the persons currently covered by such policies as insured) with respect to facts or circumstances occurring at or prior to the Effective Time; provided that if the aggregate annual premiums for such insurance during such six-year period shall exceed 300% of the per annum rate of the aggregate premium currently paid by Company and its Subsidiaries for such insurance on the date of this Agreement, then Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, provide the most advantageous coverage that shall then be available at an annual premium equal to 300% of such rate. Parent agrees to pay all expenses (including fees and expenses of counsel) that may be incurred by any Indemnified Party in successfully enforcing the indemnity or other obligations under this Section 5.12. The rights under this Section 5.12 are in addition to rights that an Indemnified Party may have under the articles of incorporation, bylaws, or other similar organizational documents of Company or any of its Subsidiaries or the Maine Law. The rights under this Section 5.12 shall survive consummation of the Merger and are expressly intended to benefit each Indemnified Party. Parent agrees to cause the Surviving Corporation and any of its Subsidiaries (or their successors) to maintain in effect for a period of six years the provisions of its articles of incorporation or bylaws or similar organizational documents providing for indemnification of Indemnified Parties, with respect to facts or circumstances occurring at or prior to the Effective Time, to the fullest extent provided by law.

Section 5.13 Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 5.14 Listing of Stock. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in connection with the Merger to be approved for listing on the NYSE on or prior to the Closing Date, subject to official notice of issuance.

Section 5.15 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of Parent and Company shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

Section 5.16 Parent Board. Parent will take all necessary action (including, without limitation, amending the stockholders' agreement between Parent and Etablissements Delhaize Freres et Cie "Le Lion" S.A.) to cause Hugh G. Farrington, from and after the date the Merger is consummated, to be appointed
(a) Vice Chairman of Parent, (b) a member of Parent's Executive Committee and
(c) a member of the Board of Directors of Parent.

Section 5.17 Employee Benefits. (a) Following the Effective Time, Parent shall, or shall cause the Surviving Corporation to (i) honor all obligations under employment or severance agreements of Company or its Subsidiaries and (ii) pay all benefits accrued through the Effective Time under employee benefit plans, programs, policies and arrangements of Company or its Subsidiaries in accordance with the terms thereof. In furtherance and not in limitation of the foregoing, Parent agrees to provide, or cause the Surviving Corporation to provide, employees of Company who continue to be employed by the Surviving Corporation or its Subsidiaries as of the Effective Time ("Continuing Employees") for a period of not less than two years following the Effective Time with (A) annual compensation not less favorable than the annual compensation which they were receiving immediately prior to the Effective Time, and (B) benefits which, in the aggregate, are no less favorable than the benefits provided to such employees immediately prior to the Effective Time. Nothing herein shall require the continuation of employment of any of the Continuing Employees for any period of time following the Effective Time. In addition to the foregoing, for a period of two years following the Effective Time, Parent shall, or shall cause the Surviving Corporation or its Subsidiaries to, establish and maintain a plan to provide severance and termination benefits to all non-union employees of Company and its Subsidiaries which are no less favorable than the severance and termination benefits provided under Company's plans and arrangements in effect as of the date of this Agreement. If Continuing Employees are included in any benefit plan (including without limitation, provision for vacation) of Parent or its Subsidiaries, the Continuing Employees shall receive credit as employees of Company and its Subsidiaries for service prior to the Effective Time with Company and its Subsidiaries to the same extent such service was counted under similar Company Benefit Plans for purposes of eligibility, vesting, eligibility for retirement and benefit accrual. If Continuing Employees are included in any medical, dental or health plan other than the plan or plans they participated in as of the Effective Time, any such plans shall not include pre-existing condition exclusions, except to the extent such exclusions were applicable under the similar Company Benefit Plan as of the Effective Time, and shall provide credit for any deductibles and co-payments applied or made with respect to each Continuing Employee in the calendar year of the change. The rights under this
Section 5.17 shall survive consummation of the Merger and are expressly intended to benefit each Continuing Employee.

(a) Upon the Effective Time, Company's Employee Stock Purchase Plan shall be terminated with the effect that the then current offering period under such plan will be terminated effective as of the Effective Time.

Section 5.18 Stock Exchange Agreement. Parent has provided Company with a true and complete copy of the Stock Exchange Agreement, a copy of which is attached hereto as Exhibit B. Parent agrees that it will not amend or waive any provision of the Stock Exchange Agreement without the prior written consent of Company. Parent agrees that it will not issue consideration per share to the Voting Shareholders under the Stock Exchange Agreement that (i) is greater than the blended value of the Merger Consideration or (ii) consists of more than 86% in cash.

Section 5.19 Definitive Financing Documents. On or prior to the later of (i) 10 days prior to the Company Shareholder Meeting or (ii) 120 days after the date of this Agreement, Parent shall provide Company with substantially final documentation relating to the debt financing described in the Commitment Letter (the "Financing Documents") together with a written confirmation from Parent and


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
the lenders thereunder to the effect that they are prepared to enter into such documentation upon the satisfaction or waiver of the conditions to the Merger.

                                   Article 6

                            Conditions to the Merger

Section 6.01 Conditions to the Obligations of Each Party. The obligations of Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or waiver by the party for whose benefit the applicable condition exists) of the following conditions:

(a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the shareholders of Company by the Company Requisite Vote;

(b) any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired;

(c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger;

(d) the Form S-4 shall have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

(e) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 6.02 Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or waiver by Parent) of the following further condition:

(a) Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its covenants hereunder required to be performed or complied with by it at or prior to the Effective Time and (b) the representations and warranties of Company contained in this Agreement (without considering any qualification as to materiality) shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a particular date, which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Company; and Parent shall have received a certificate signed by an executive officer of Company to the effect set forth in clauses (a) and (b).


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
Section 6.03 Conditions to the Obligations of Company. The obligations of Company to consummate the Merger are subject to the satisfaction (or waiver by Company) of the following further condition:

(a) Parent shall have performed in all material respects all of its obligations and complied in all material respects with all of its covenants hereunder required to be performed or complied with by it at or prior to the Effective Time and (b) the representations and warranties of Parent contained in this Agreement (without considering any qualification as to materiality) shall be true and correct at and as of the Effective Time, as if made at and as of such time (other than representations and warranties that address matters only as of a particular date which shall be true and correct as of such date), with only such exceptions as, individually or in the aggregate, have not had and would not have a Material Adverse Effect on Parent; and Company shall have received a certificate signed by an executive officer of Parent to the effect set forth in clauses (a) and (b).

                                   Article 7

                                   Termination

Section 7.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of Company):

(a) by mutual written consent of Company and Parent;

(b) by either Company or Parent,

(i) if the Merger has not been consummated by August 17, 2000 (the "End Date");
or

(ii) if the Company Shareholder Approval shall not have been obtained by reason of the failure to obtain the Company Requisite Vote at a duly held meeting of shareholders or any adjournment thereof;

(c) by either Company or Parent (so long as such party has complied in all material respects with its obligations under Section 5.07), if consummation of the Merger would be prohibited by any law or regulation or if any injunction, judgment, order or decree enjoining Company or Parent from consummating the Merger is entered and such injunction, judgment, order or decree shall become final and nonappealable;

(d) by Company:

(i) if the Company Board shall have received an Acquisition Proposal which the Company Board has determined in good faith is a Superior Proposal; provided that Company shall have given Parent at least forty-eight hours advance actual notice of any termination pursuant to this Section 7.01(d)(i) and shall have made the payment referred to in Section 7.03(b) hereof;

(ii) upon a breach of any representation, warranty, covenant or agreement of Parent, or if any representation or warranty of Parent shall become untrue, in either case which breach or misrepresentation or warranty shall not have been cured within 30 days following written notice from Company such that the conditions set forth in Section 6.03(a) would be incapable of being satisfied by the End Date; or

(iii) if Parent shall have failed to deliver to Company the Financing Documents within the period described in Section 5.19.

(e) by Parent:

(i) if (x) the Company Board shall have failed to recommend or withdrawn, or modified or changed in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have recommended a Superior Proposal or
(y) Company shall have entered into a definitive agreement providing for a Superior Proposal with a person other than Parent or its Subsidiaries (or the Company Board resolves to do any of the foregoing); or

(ii) upon a breach of any representation, warranty, covenant or agreement of Company, or if any representation or warranty of Company shall become untrue, in either case which breach or misrepresentation or warranty shall not have been cured within a reasonable period of time following written notice from Parent such that the conditions set forth in Section 6.02(a) would be incapable of being satisfied by the End Date (a "Company Breach").

The party desiring to terminate this Agreement pursuant to clauses (b), (c), (d) or (e) of this Section 7.01 shall give written notice of such termination to the other party in accordance with Section 8.02, specifying the provision hereof pursuant to which such termination is effected. Notwithstanding anything else contained in this Agreement, (A) the right to terminate this Agreement under this Section 7.01 shall not be available to any party whose failure to fulfill its obligations or to comply with its covenants under this Agreement in all material respects has been the cause of, or resulted in, the failure to satisfy any condition to the obligations of either party hereunder, and (B) no party that is in material breach of its obligations hereunder shall be entitled to any payment of any amount from the other party pursuant to Section 7.03(b).

Section 7.02 Effect of Termination. If this Agreement is terminated pursuant to
Section 7.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this Section 7.02 and in Section 7.03 and in the Parent Confidentiality Agreement and Company Confidentiality Agreement shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any willful material breach by that party of this Agreement.


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
Section 7.03 Payments. (a) Except as otherwise specified in this Section 7.03 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

(a) If (x) Company shall terminate this Agreement pursuant to Section 7.01(d)(i) hereof, or (y) Parent shall terminate this Agreement pursuant to Section 7.01(e)(i) hereof (each such case of termination being referred to as a "Trigger Event"), Company shall pay to Parent (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to $90,000,000 (the "Termination Fee"). Additionally, if Parent terminates this Agreement pursuant to Section 7.0l(e)(ii), and an Acquisition Proposal has been made to Company after the date hereof, but prior to such termination, and within twelve months after the termination of this Agreement (A) a transaction constituting an Acquisition Proposal is consummated, or (B) a definitive agreement for such a transaction is entered into by Company, then Company shall pay to Parent the Termination Fee upon the consummation of any such transaction or the execution of any such definitive agreement. Acceptance by Parent of the Termination Fee shall constitute conclusive evidence that this Agreement has been validly terminated and upon payment of such amount Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.

                                   Article 8

                                 Miscellaneous

Section 8.01 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 8.01:

(a) "know" or "knowledge" means, with respect to any party, the actual knowledge of such party's executive officers, except as specified in Section 3.14(g) and 4.14(g).

(b) "person" means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(c) "Subsidiary" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or
(ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries.

Section 8.02 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

                     if to Parent, to:

                     Food Lion, Inc.
                     2110 Executive Drive
                     Salisbury, NC  28147
                     Attention:  General Counsel

                     with a copy to:

                     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                     1700 Pacific Avenue, Suite 4100
                     Dallas, TX  75201-4675
                     Attention:  Ford Lacy

                     if to Company, to:

                     Hannaford Bros. Co.
                     145 Pleasant Hill Road
                     Scarborough, ME  04074

                     Attention:  Andrew P. Geoghegan
                                 General Counsel

                     with a copy to:

                     Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, NY  10153
                     Attention:       Stephen E. Jacobs
                                      Raymond O. Gietz

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.02 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 8.02.

Section 8.03 Entire Agreement; Non-Survival of Representations and Warranties; Third Party Beneficiaries. (a) This Agreement (including any exhibits hereto), the other agreements referred to in this Agreement and the Parent Confidentiality Agreement and the Company Confidentiality Agreement constitute the entire Agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to such subject matter. None of this Agreement, the Parent Confidentiality Agreement, the Company Confidentially Agreement or any other agreement contemplated hereby or thereby (or any provision hereof or thereof) is intended to confer on any person other than the parties hereto or thereto any rights or remedies (except that Article 1 and Sections 5.12, and 5.17 are intended to confer rights and remedies on the persons specified therein).

(a) The representations and warranties contained herein or in any schedule, instrument or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 8.04 Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Company and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the shareholders of Company, there shall be made no amendment that by law requires further approval by shareholders without the further approval of such shareholders.

(a) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 8.05 Successors and Assigns. The provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other parties hereto.

Section 8.06 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Maine (without regard to principles of conflict of laws).

Section 8.07 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Maine, or any Maine state court located in Cumberland County, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Maine. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 8.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

Section 8.08 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 8.09 Interpretation. When a reference is made in this Agreement to a Section or Disclosure Schedule, such reference shall be to a Section of this Agreement or to the Company Disclosure Schedule or Parent Disclosure Schedule as applicable, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to August 17, 1999.

Section 8.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such determination that any term, provision, covenant or restriction of this Agreement is invalid, void, unenforceable or against regulatory policy, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 8.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Maine or any Maine state court, in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12 Joint and Several Liability. Parent and Merger Subsidiary hereby agree that they will be jointly and severally liable for all covenants, agreements, obligations and representations and warranties made by either of them in this Agreement.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                            FOOD LION, INC.

                            By: /s/ R. William McCanless
                                --------------------------------------------
                                Name: R. William McCanless
                                Title: President & Chief Executive
                                       Officer


                            HANNAFORD BROS. CO.

                            By: /s/ Hugh G. Farrington
                                --------------------------------------------
                                Name: Hugh G. Farrington
                                Title: President and Chief Executive
                                       Officer


                            FL ACQUISITION SUB, INC.

                            By: /s/ R. William McCanless
                                --------------------------------------------
                                Name: R. William McCanless
                                Title: President & Chief Executive
                                       Officer

                                    EXHIBT A
                                    --------


                                VOTING AGREEMENT
                                ----------------


           This VOTING AGREEMENT (this "Agreement"), dated as of August 17, 1999, is entered into by and among Food Lion, Inc., a North Carolina corporation (the "Parent"), and the other parties listed on the signature page hereof or their respective assigns (the "Stockholders").

                                    RECITALS:
                                    ---------

           A. The Parent, FL Acquisition Sub, Inc., a Maine corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and Hannaford Brothers Co., a Maine corporation (the "Company"), have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge the Merger Sub with and into the Company Sub (the "Merger").

B. As of the date hereof, each Stockholder is the owner of the number of shares of Company Common Stock (the "Shares") set forth opposite such Stockholder's name on Schedule 1 attached hereto.

C. As of the date hereof, the stockholders and the Company have entered into a Stock Exchange Agreement with respect to the Shares.

           D. In consideration of the Parent's agreement to enter into the Merger Agreement, each of the Stockholders agrees to vote in favor of the Merger the Shares.

           E. Capitalized terms used but not otherwise defined herein and defined in the Merger Agreement shall have the meanings given such terms in the Merger Agreement.

           NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parent and the Stockholders, intending to be legally bound, hereby agree as follows:

           Section 1.         Voting of Shares.
                              -----------------
                   1.1        Voting Agreement.
                              -----------------

                              Each Stockholder hereby agrees to vote (or cause
to be voted) the Shares, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

                              (i) in favor of the Merger and the approval and
adoption of the terms contemplated by the Merger Agreement and any actions required in furtherance thereof;

                              (ii) against any action or agreement that is
reasonably likely to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Parent under this Agreement or the Merger Agreement; and

                              (iii) except for all such actions which may be
permitted to the Company under Section 5.01 of the Merger Agreement, against (a) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries other than the Merger, (b) a sale or transfer of a material amount of assets of the Company or any of its material subsidiaries or the issuance of any securities of the Company or any subsidiary, (c) any change in the Board of Directors of the Company other than in connection with an annual meeting of the shareholders of the Company with respect to the slate of directors proposed by the incumbent Board of Directors of the Company (in which case they agree to vote for the slate proposed by the incumbent Board) or (d) any action that is reasonably likely to materially impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the transactions contemplated by the Merger Agreement.

     Section 2. Representations and Warranties of Stockholders. Each Stockholder represents and warrants to the Parent as follows in each case as of the date hereof:

           2.1 Binding Agreement. Each Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Each Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of each Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

           2.2 No Conflict. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, in each case by each Stockholder will (i) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority, except for filings on Schedule 13D under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) result in a default (or an event which, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration under any contract or understanding, or result in the creation of a Lien with respect to any of the Shares, (iii) require any material consent, authorization or approval of any Person or Governmental Authority which has not been obtained, or (iv) violate or conflict with any order or law applicable to such Stockholder or the Shares.

2.3 Ownership of Shares. Each Stockholder is the record and beneficial owner of such Stockholder's Shares free and clear of any Liens on the right to vote such Shares.

Each Stockholder holds exclusive power to vote such Stockholder's Shares, subject to the limitations set forth in Section 1 of this Agreement. The number of Shares set forth opposite each Stockholder's name on Schedule 1 represents all of the shares of capital stock of the Company beneficially owned by each Stockholder.

           2.4 Absence of Certain Agreements. None of the Stockholders nor any of their representatives has entered into any agreement, letter of intent or similar agreement (whether written or oral) with any party other than the Parent whereby such Stockholder has agreed to support, directly or indirectly, any proposal or offer (whether or not in writing and whether or not delivered to the stockholders of the Company generally) for a merger or other business combination involving the Company or to acquire in any matter, directly or indirectly, a material equity interest in, any voting securities of, or a substantial portion of the assets of the Company, other than the transactions contemplated by the Merger Agreement.

     Section 3. Representations and Warranties of the Parent. The Parent represents and warrants to each Stockholder as follows, in each case as of the date hereof:

           3.1 Binding Agreement. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Merger Agreement by the Parent and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Board of Directors of the Parent, and no other corporate proceedings on the part of the Parent are necessary to authorize the execution, delivery and performance of this Agreement and the Merger Agreement by the Parent and the consummation of the transactions contemplated hereby and thereby. The Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

           3.2 No Conflict. Neither the execution and delivery of this Agreement, the consummation by the Parent of the transactions contemplated hereby, nor the compliance by the Parent with any of the provisions hereof will
(i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws, (ii) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority, (iii) result in a default (or an event which, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration under any contract or understanding, (iv) require any material consent, authorization or approval of any Person or Governmental Authority which has not been obtained, or (v) violate or conflict with any order or law applicable to the Company.

     Section 4. Transfer and Other Restrictions. For so long as the Merger Agreement is in effect:

           4.1 Certain Prohibited Transfers. Except for the Stock Exchange Agreement between the parties hereto entered into as of the date hereof, each Stockholder agrees not to:

                              (i) sell, transfer, assign or otherwise dispose
of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment or other disposition of, such Stockholder's Shares or any interest contained therein, other than sales, transfers, assignments or other dispositions by a Stockholder to a direct or indirect wholly-owned subsidiary of either Stockholder;

                              (ii) except as contemplated by this Agreement,
grant any proxy or power of attorney or enter into a voting agreement or other arrangement with respect to such Stockholder's Shares, other than this Agreement; or

                              (iii) except as provided in the Hannaford-Sobey
Voting Trust Agreement, dated as of February 4, 1988, as amended, deposit such Stockholder's Shares into a voting trust.

           4.2 Additional Shares. Without limiting the provisions of the Merger Agreement, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares or (ii) any Stockholder shall become the beneficial owner of any additional shares of Company Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by any Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Shares hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify the Parent of the number of any new shares of Company Common Stock acquired by the Stockholder, if any, after the date hereof.

     Section 5. Specific Enforcement. Each of the parties hereto acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof or were otherwise breached and that each party shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy that may be available at law or in equity.

     Section 6. Termination. This Agreement shall terminate on the earlier of
(i) the termination of the Merger Agreement, (ii) the agreement of the parties hereto to terminate this Agreement, (iii) consummation of the Merger and (iv) the date such Stockholder ceases to own any Shares.

     Section 7. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given:

If to the Parent, to:

                               Food Lion, Inc.

                               2110 Executive Drive
                               Salisbury, North Carolina 28147
                               Attention:  R. William McCanless
                               Facsimile No.:  (704) 637-8803

           With a copy to (such copy shall not constitute notice):

                               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                               1333 New Hampshire Avenue, N.W.
                               Suite 400
                               Washington, D.C.  20036
                               Attention:  Richard L. Wyatt, Jr.
                               Facsimile No.:  (202) 887-4288

           If to the Stockholders, to:

                               Empire Company Limited
                               115 King Street
                               Stellarton, Nova Scotia B0K 1S0
                               Attention:  President
                               Facsimile No.:  (902) 755-6477

           With a copy to (such copy shall not constitute notice):

                               Skadden, Arps, Slate, Meagher
                                  & Flom LLP
                               919 Third Avenue
                               New York, New York 10022
                               Attention: Milton G. Strom
                               Facsimile No.:  (212) 735-2000

                               Stewart McKelvey Stirling Scales
                               1959 Upper Water Street
                               Suite 900, P.O. Box 997
                               Halifax, NS Canada
                               B3J 2X2
                               Attn: James M. Dickson
                               Facsimile No.: (902) 420-1417

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 7 and the appropriate telecopy confirmation is received or (ii) if given by any other means, when delivered at the address specified in this Section 7.

     Section 8. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

     Section 9. Consideration. This Agreement is granted in consideration of the execution and delivery of the Merger Agreement by the Parent.

     Section 10. Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     Section 11. Successors and Assigns. Except as provided in Section 4.1 hereof, this Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party's respective heirs, beneficiaries, executors, representatives and permitted assigns.

     Section 12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     Section 13. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Maine without giving effect to the provisions thereof relating to conflicts of law.

     Section 14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable such provision shall be interpreted to be only so broad as is enforceable.

     Section 15. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 16. Stockholder Capacity. No Stockholder or designee of any Stockholder who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in such Stockholder's capacity as the record holder and beneficial owner of such Stockholder's Shares and nothing herein shall limit or affect any actions taken by a Stockholder or any designee of any Stockholder in his or her capacity as an officer or director of the Company.

     Section 17. Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

     Section 18. Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under by reason of this Agreement or any provision contained herein.


                     [The next page is the signature page.]

     IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this Agreement effective as of the date first set forth above.

                                            FOOD LION, INC.

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            EMPIRE COMPANY LIMITED

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


                                            E.C.L. INVESTMENTS LIMITED

                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                   SCHEDULE 1

                                  STOCKHOLDINGS
                                  -------------


  Name of Stockholder                                      Number of Shares
  -------------------                                      ----------------

Empire Company Limited                                            5,550,461

E.C.L. Investment Limited                                         4,868,104
Empire Company Limited

                                    EXHIBIT B
                                    ---------


                            STOCK EXCHANGE AGREEMENT


           This Stock Exchange Agreement (this "Agreement") is entered into as of the 17th day of August, 1999, by and among Food Lion, Inc., a North Carolina corporation ("Food Lion" or the "Company"), and each of the other parties listed on the signature page hereof or their respective assigns (the "Selling Stockholders").

                                    RECITALS

           WHEREAS, the Selling Stockholders desire to exchange the outstanding shares of common stock, par value $0.75 per share (the "Hannaford Common Stock"), of Hannaford Brothers Co., a Maine corporation ("Hannaford"), owned by them as set forth on Schedule 1 hereof, on the terms and subject to the conditions set forth in this Agreement.

           WHEREAS, the Company, FL Acquisition Sub, Inc., a wholly-owned subsidiary of the Company, and Hannaford have agreed to enter into an Agreement and Plan of Merger dated the date hereof attached hereto as Exhibit A (the "Merger Agreement").

           WHEREAS, the Selling Stockholders have agreed, pursuant to a Voting Agreement dated the date hereof, to vote the Hannaford Common Stock in favor of the Merger (as defined in the Merger Agreement).

           WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Selling Stockholders have required that the Company enter into this Agreement.

           WHEREAS, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

                                    AGREEMENT

           NOW, THEREFORE, in consideration of the mutual covenants and subject to the conditions hereinafter set forth, the parties agree as follows:

1.         EXCHANGE.
           ---------

     1.1 Exchange. Subject to the terms and conditions of this Agreement, immediately prior to Closing, the Selling Stockholders will exchange their Hannaford Common Stock for aggregate consideration of $823,066,635 (the "Total Consideration") determined and payable as follows:

           (a) $365,000,000 (the "Share Consideration") payable in Class A common stock, par value $.50 per share, of the Company (the "Food Lion Common Stock"), with the number of such Food Lion Common Stock to be delivered by the Company to the Selling

Stockholders being calculated as 365,000,000 divided by the Average Parent Price or $9.00, whichever is greater; and

           (b) an amount (the "Cash Consideration") equal to the difference between the Total Consideration and the Share Consideration, payable by bank draft drawn upon a major money center bank.

     1.2 Payment. At the closing, the Selling Stockholders shall deliver to the Company certificates for the Common Stock duly endorsed in blank, or accompanied by a stock power or stock powers duly executed in blank, in proper form for transfer, and Food Lion shall issue and deliver to the Selling Stockholders the cash set forth in Section 1.2 and the Share Consideration.

     1.3 Taxes. The Selling Stockholders will be responsible for all sales and similar transfer taxes which may be due by the Selling Stockholders as a result of the exchange of the Common Stock or any reconveyance as set forth in Section 5 herein.

1.4         Adjustment.
            -----------

           (a) The Total Consideration shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Food Lion Common Stock), reorganization, recapitalization or other like change with respect to Food Lion Common Stock occurring after the date hereof and having a record or effective date prior to the Effective Time.

           (b) The Company agrees to give the Selling Stockholders written notice five Business Days prior to the Closing of the number of shares of Food Lion Common Stock outstanding as of the date of such notice and the number of shares of Food Lion Common Stock which may be issuable under any outstanding options, rights or other securities during such five-day period. Upon receipt of such notice, the Selling Stockholders may elect to adjust, upwards or downwards, the consideration set forth in Section 1.1(a) hereof provided that:

                  (i) the Share Consideration shall in no event be less than $315,000,000, subject to adjustment as set forth in subparagraph 1.4(d) below; and

                  (ii) the Share Consideration shall in no event exceed $421,000,000.

           (c) The Company agrees that if the Selling Stockholders give the Company prior written notice at least five Business Days prior to the Effective Date, the Company will adjust the manner in which the consideration provided for in Paragraph 1.1, for some or all of the shares of Hannaford Common Stock is paid so that the number of shares of Hannaford Common Stock or fractions thereof acquired by the Company for cash and the number of shares of Hannaford Common Stock or fractions thereof acquired by the Company for Selling Stockholders' Shares should be as the Selling Stockholders so direct.

           (d) The Company shall notify the Selling Stockholders five Business Days prior to the Closing of the number of options to acquire shares of either Hannaford or the

Company which have been exercised since the date of this Agreement, whereupon the minimum Share Consideration set forth in subparagraph (b)(i) above shall be adjusted upwards to reflect the issuance of stock upon such exercise, provided that the Minimum Share Consideration shall in no event exceed $321,717,524.

2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder represents, warrants and covenants to the Company as follows:

           2.1 Authority. Such Selling Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Selling Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, in each case by such Selling Stockholder will (i) require any consent, approval, authorization or permit of, registration, declaration or filing with or notification to, any U.S. or Canadian Governmental Authority, except for filings on Schedule 13D under the Exchange Act and under the HSR Act, (ii) result in a default (or an event which, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration under any contract or understanding, or result in the creation of a Lien with respect to any of the shares of Hannaford Common Stock, (iii) require any material consent, authorization or approval of any Person or Governmental Authority which has not been obtained, or (iv) violate or conflict with any order or law applicable to such Selling Stockholder or the shares of Hannaford Common Stock.

     2.2 Ownership. The shares of Hannaford Common Stock owned by such Selling Stockholder are validly issued, fully paid and non-assessable and owned beneficially and of record by such Selling Stockholder. Such Selling Stockholder will convey good and valid title to the shares of Hannaford Common Stock, free and clear of any Liens.

     2.3 Investment Representation. Such Selling Stockholder is acquiring the shares of Food Lion Common Stock for its own account, for investment purposes only and not with a view to the distribution of the shares of Food Lion Common Stock, except in compliance with the Securities Act of 1933, as amended.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to the Selling Stockholders as follows:

     3.1 Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby. The Company has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Food Lion, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Neither the execution and delivery of this Agreement, the consummation by the Company of the transaction contemplated hereby, nor the compliance by the Company with any of the provisions hereof will (i) conflict with or result in a breach of any provision of its Articles of Incorporation or Bylaws, (ii) require any consent, approval, authorization or permit of, registration, declaration or filing with, or notification to, any Governmental Authority except for filings on Schedule 13D under the Exchange Act and under the HSR Act, (iii) result in a default (or an event which, with notice or lapse of time or both, would become a default) or give rise to any right of termination by any third party, cancellation, amendment or acceleration under any contract or understanding, (iv) require any material consent, authorization or approval of any Person or Governmental Authority which has not been obtained, or (v) violate or conflict with any order or law applicable to the Company.

     3.2 Ownership. The shares of Food Lion Common Stock to be issued to the Selling Stockholders hereunder upon issuance will be validly issued, fully paid and nonassessable. As of the close of business on August 16, 1999, 239,853,031 shares of Food Lion Common Stock are issued and outstanding, 4,048,781 shares of Food Lion Common Stock are reserved for additional grants under option and other stock-based plans and 4,083,203 shares of Food Lion Common Stock are reserved for issuance pursuant to options previously granted pursuant to Food Lion options plans.

4. CONDITIONS TO CLOSING. The obligations of the parties hereto to consummate the transactions contemplated hereby are subject to the parties to the Merger Agreement having satisfied or waived the conditions set forth in the Merger Agreement and the parties thereto agreeing that they are ready, willing and able to close the Merger immediately following the Closing of the transaction contemplated hereto.

5. RECONVEYANCE. If the transactions contemplated by this Agreement are consummated and the Merger is not consummated, the parties hereto agree to use their best efforts to take all actions necessary to unwind the transactions so that the Parties are in the same position they were in prior to the closing of the transactions contemplated hereby.

6. BOARD SEAT. The Company agrees to take all necessary action to cause a representative of Empire Company Limited to be appointed a member of the Board of Directors of the Company.

7. MISCELLANEOUS.

     7.1 All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when so delivered in person, one business day after delivery to an overnight courier, upon facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or two business days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

           (a)        If to the Company, to:

                      Food Lion, Inc.
                      2110 Executive Drive
                      Salisbury, NC  28147
                      Attn:      Lester C. Nail
                      Telephone: (704) 633-8250 x2305
                      Facsimile: (704) 639-1353

           (b)        If to Selling Stockholders, to:

                             Skadden, Arps, Slate, Meagher
                                & Flom LLP
                             919 Third Avenue
                             New York, NY  10022
                             Attn:     Milton G. Strom
                             Fax:      (212) 735-2000

                                      -and-

                      Stewart McKelvey Stirling Scales
                      1959 Upper Water Street
                      Suite 900, P.O. Box 997
                      Halifax, NS Canada
                      B3J 2X2
                      Attn:  James M. Dickson
                      Facsimile No.: (902) 420-1417

Any party may by notice given in accordance with this Section 7.1 to the other party designate another address or person for receipt of notices hereunder.

           7.2 This Agreement shall be construed in accordance with and governed by the internal laws of the State of Maine. Each party hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court in the State of Maine or the State of Maine with respect to any suit, action, proceeding or judgment relating to or arising out of this Agreement.

           7.3 This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto.

           7.4 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, estates and permitted assigns. This Agreement is not assignable without the prior written consent of the other party hereto; provided, however, that a party hereto may assign its rights to a direct or indirect wholly-owned subsidiary of either of the Selling Stockholders.

           7.5 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           7.6 This Agreement contains the entire agreement between the parties in respect of the subject matter contained herein, and supersedes all prior agreements, written or oral, with respect thereto.

           7.7 If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           7.8 The parties hereto each acknowledge that, in view of the uniqueness of the subject matter hereof, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.


                      [The next page is the signature page]

     IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this Agreement effective as of the date first set forth above.


                                     FOOD LION, INC.

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------


                                     EMPIRE COMPANY LIMITED

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------



                                     E.C.L. INVESTMENTS LIMITED

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                   SCHEDULE 1

                              STOCKHOLDERS HOLDINGS
                              ---------------------





Name of Stockholder                                  Number of Shares
-------------------                                  ----------------

Empire Company Limited                                      5,550,461

E.C.L. Investment Limited                                   4,868,104
Empire Company Limited